30

                                                                    EXHIBIT-10.1

                                                 Agreement and Plan of Merger by
                                                  and among the Company, Rexflor
                                             Acquisition Corporation and Lexford
                                                Properties, Inc. ("Lexford") and
                                                     the Shareholders of Lexford
                                                       dated as of July 19, 1996


                 ==============================================





                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                         CARDINAL REALTY SERVICES, INC.

                         REXFLOR ACQUISITION CORPORATION

                                       AND

                            LEXFORD PROPERTIES, INC.

                             AND THE SHAREHOLDERS OF

                            LEXFORD PROPERTIES, INC.

                                   DATED AS OF

                                  JULY 19, 1996





                  =============================================

                                       31

                                TABLE OF CONTENTS

ARTICLE I         THE MERGER....................................................................................  1

         Section 1.1       THE MERGER...........................................................................  1
         Section 1.2       EFFECTIVE TIME.......................................................................  1
         Section 1.3       CLOSING..............................................................................  2
         Section 1.4       DIRECTORS AND OFFICERS...............................................................  2
         Section 1.5       SHAREHOLDERS' MEETING................................................................  2
         Section 1.6       TAX-FREE REORGANIZATION..............................................................  3
         Section 1.7       CONSENT TO SUIT IN OHIO AND SERVICE ON SECRETARY OF STATE OF
                           OHIO.................................................................................  3

ARTICLE II        CONVERSION OF SHARES..........................................................................  3

         Section 2.1       CONVERSION OF SHARES.................................................................  3
         Section 2.2       ISSUANCE OF PARENT COMMON STOCK; CASH IN LIEU OF FRACTIONAL
                           SHARES...............................................................................  3
         Section 2.3       STOCK TRANSFER BOOKS.................................................................  8
         Section 2.4       DISSENTING SHARES....................................................................  9

ARTICLE III       REPRESENTATIONS AND WARRANTIES OF THE COMPANY................................................. 10

         Section 3.1       HISTORY AND ORGANIZATION............................................................. 10
         Section 3.2       CAPITALIZATION....................................................................... 11
         Section 3.3       CORPORATE AUTHORIZATION; VALIDITY OF AGREEMENT; COMPANY
                           ACTION............................................................................... 12
         Section 3.4       CONSENTS AND APPROVALS; NO VIOLATIONS................................................ 12
         Section 3.5       FINANCIAL STATEMENTS................................................................. 13
         Section 3.6       ABSENCE OF CERTAIN CHANGES........................................................... 13
         Section 3.7       NO UNDISCLOSED LIABILITIES........................................................... 13
         Section 3.8       EMPLOYEE BENEFIT PLANS; ERISA........................................................ 14
         Section 3.9       LITIGATION........................................................................... 16
         Section 3.10      NO DEFAULT........................................................................... 16
         Section 3.11      TAXES................................................................................ 17
         Section 3.12      CONTRACTS............................................................................ 19
         Section 3.13      ASSETS; REAL PROPERTY................................................................ 20
         Section 3.14      ENVIRONMENTAL MATTERS................................................................ 20
         Section 3.15      LABOR RELATIONS...................................................................... 20
         Section 3.16      INSURANCE............................................................................ 21
         Section 3.17      COMPLIANCE WITH LAW.................................................................. 21
         Section 3.18      VOTE REQUIRED........................................................................ 21
         Section 3.19      REPRESENTATIONS AND WARRANTIES TRUE AND COMPLETE AT
                           CLOSING.............................................................................. 21


                                        i

                                       32




                                                                                                               Page

ARTICLE IV        REPRESENTATIONS AND WARRANTIES OF PARENT AND
                  SUB........................................................................................... 21

         Section 4.1       ORGANIZATION......................................................................... 21
         Section 4.2       CAPITALIZATION....................................................................... 22
         Section 4.3       CORPORATE AUTHORIZATION; VALIDITY OF AGREEMENT; NECESSARY
                           ACTION............................................................................... 23
         Section 4.4       CONSENTS AND APPROVALS; NO VIOLATIONS................................................ 23
         Section 4.5       SEC REPORTS AND FINANCIAL STATEMENTS................................................. 23
         Section 4.6       ABSENCE OF CERTAIN CHANGES........................................................... 24
         Section 4.7       NO DEFAULT........................................................................... 24
         Section 4.8       REPRESENTATIONS AND WARRANTIES TRUE AND COMPLETE AS OF
                           CLOSING.............................................................................. 25

ARTICLE V         COVENANTS..................................................................................... 25

         Section 5.1       INTERIM OPERATIONS OF THE COMPANY.................................................... 25
         Section 5.2       ACCESS TO INFORMATION................................................................ 27
         Section 5.3       CONSENTS AND APPROVALS............................................................... 29
         Section 5.4       NO SOLICITATION...................................................................... 29
         Section 5.5       ADDITIONAL AGREEMENTS................................................................ 30
         Section 5.6       PUBLICITY............................................................................ 30
         Section 5.7       NOTIFICATION OF CERTAIN MATTERS...................................................... 30
         Section 5.8       COOPERATION.......................................................................... 31
         Section 5.9       REPRESENTATION ON BOARD OF DIRECTORS................................................. 31
         Section 5.10      EMPLOYMENT AGREEMENTS................................................................ 31
         Section 5.11      FIMBERG/WILLIAMS CONSULTING AGREEMENTS............................................... 31
         Section 5.12      PAY OFF OF COMPANY INDEBTEDNESS...................................................... 31
         Section 5.13      RESTRICTIONS ON ISSUANCE OF PARENT COMMON STOCK; DIVIDENDS
                           AND DISTRIBUTIONS.................................................................... 31
         Section 5.14      RDO SALARIES......................................................................... 32
         Section 5.15      EMPLOYEE STOCK OPTION AWARDS......................................................... 32
         Section 5.16      LEASE GUARANTIES..................................................................... 32

ARTICLE VI        CONDITIONS.................................................................................... 32

         Section 6.1       CONDITIONS TO THE OBLIGATIONS OF EACH PARTY.......................................... 32
         Section 6.2       CONDITIONS TO OBLIGATIONS OF PARENT AND SUB.......................................... 32
         Section 6.3       CONDITIONS TO THE OBLIGATIONS OF THE COMPANY......................................... 33

ARTICLE VII                TERMINATION.......................................................................... 34
         Section 7.1       TERMINATION.......................................................................... 34
         Section 7.2       EFFECT OF TERMINATION................................................................ 35

                                       ii

                                       33




                                                                                                               Page


ARTICLE VIII               SURVIVAL OF REPRESENTATIONS AND
                           WARRANTIES; INDEMNIFICATION; DISPUTES................................................ 35

         Section 8.1       SURVIVAL OF REPRESENTATIONS AND WARRANTIES........................................... 35
         Section 8.2       INDEMNIFICATION...................................................................... 36
         Section 8.3       DEFENSE OF CLAIM..................................................................... 36
         Section 8.4       LIMITATIONS ON INDEMNIFICATION....................................................... 37
         Section 8.5       SATISFACTION OF INDEMNIFICATION CLAIMS............................................... 37

ARTICLE IX        MISCELLANEOUS................................................................................. 38

         Section 9.1       FEES AND EXPENSES.................................................................... 38
         Section 9.2       FINDERS' FEES........................................................................ 38
         Section 9.3       AMENDMENT AND MODIFICATION........................................................... 38
         Section 9.4       SURVIVAL OF REPRESENTATIONS AND WARRANTIES........................................... 38
         Section 9.5       NOTICES.............................................................................. 39
         Section 9.6       INTERPRETATION....................................................................... 40
         Section 9.7       COUNTERPARTS......................................................................... 40
         Section 9.8       ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES; RIGHTS OF
                           OWNERSHIP............................................................................ 40
         Section 9.9       SEVERABILITY......................................................................... 40
         Section 9.10      SPECIFIC PERFORMANCE................................................................. 40
         Section 9.11      GOVERNING LAW........................................................................ 41
         Section 9.12      ASSIGNMENT........................................................................... 41
         Section 9.13      ARBITRATION.......................................................................... 41



Schedule I        - Shareholders of the Company
Schedule II       - Contribution to Profit -- Procedures for Determination
Schedule III      - RDOs

COMPANY DISCLOSURE SCHEDULE
PARENT DISCLOSURE SCHEDULE


EXHIBITS

Exhibits A-1 through A-5            Forms of Employment Agreements
Exhibits B-1 through B-2            Forms of Consulting Agreements
Exhibit C                           Form of Investment Letter
Exhibit D                           Form of Registration Rights Agreement

                    AGREEMENT AND PLAN OF MERGER RE: LEXFORD


                      AGREEMENT AND PLAN OF MERGER


         AGREEMENT AND PLAN OF MERGER ("Agreement"), dated as of July 19, 1996, by and among Cardinal Realty Services, Inc., an Ohio corporation ("Parent"), Rexflor Acquisition Corporation, an Ohio corporation and a wholly owned subsidiary of Parent ("Sub"), Lexford Properties, Inc., a Texas corporation (the "Company"), Stanley R. Fimberg ("Fimberg") and the shareholders of the Company listed on the signature page hereof and Schedule I attached hereto (together with Fimberg, collectively, the "Shareholders" and each individually, a "Shareholder").

         WHEREAS, the Boards of Directors of Parent, Sub and the Company have approved, and deem it advisable and in the best interests of their respective shareholders to consummate, the acquisition of the Company by Parent upon the terms and subject to the conditions set forth herein;

         WHEREAS, it is intended that the acquisition be accomplished by a merger of Sub with and into the Company, with the Company being the surviving corporation; and

         WHEREAS, the parties intend for the Merger to qualify as a tax-free reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code).

         NOW,  THEREFORE,  in  consideration of the foregoing and the respective
representations,   warranties,  covenants  and  agreements  set  forth  in  this
Agreement, the parties agree as follows:


                                    ARTICLE I

                                   THE MERGER

         Section 1.1 THE MERGER. Subject to the terms and conditions of this Agreement and in accordance with the Texas Business Corporation Act ("TBCA") and the Ohio Revised Code ("ORC"), at the Effective Time (as defined below), the Company and Sub shall consummate a merger (the "Merger") pursuant to which (i) Sub shall be merged with and into the Company and the separate corporate existence of Sub shall thereupon cease, and (ii) the Company shall be the successor or surviving corporation in the Merger (the "Surviving Corporation"), shall continue to be governed by the laws of the State of Texas and shall maintain its principal place of business at 8615 Freeport Parkway, Suite 200, Irving, Texas 75063. Pursuant to the Merger, (x) the Articles of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Articles of Incorporation, and (y) the Bylaws of the Company, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by law, the Articles of Incorporation of the Surviving Corporation and such Bylaws. The Merger shall have the effects set forth in the TBCA.

         Section 1.2 EFFECTIVE TIME. Parent, Sub and the Company will cause Articles of Merger or Certificates of Merger, as the case may be, (collectively the "Articles of Merger") with respect to the Merger to be executed and filed on the date of the Closing (as defined in Section 1.3) (or on such other date as

Parent and the Company may agree) with the Secretaries of State of the States of Texas and Ohio as provided in the TBCA and the ORC, respectively. The Merger shall become effective when a Certificate of Merger is issued by the Secretary of State of the State of Texas and the Articles of Merger and other filings required by the ORC have been duly filed with the Secretary of State of the State of Ohio or at such time as is agreed upon by the parties and specified in the Articles of Merger, and such time is hereinafter referred to as the "Effective Time".

         Section 1.3 CLOSING. The closing of the Merger (the "Closing") will take place at 10:00 a.m., Cleveland, Ohio time, on a date to be mutually agreed by the parties hereto, such date to be not more than thirty (30) days of the date of this Agreement, unless an extension is mutually agreed to by the parties (the "Closing Date"), at the offices of Benesch, Friedlander, Coplan & Aronoff P.L.L., 88 East Broad Street, Columbus, Ohio, unless another time, date or place is agreed to in writing by the parties hereto.

         Section 1.4 DIRECTORS AND OFFICERS. The directors of the Surviving Corporation shall, from and after the Effective Time, be Messrs. John B. Bartling, Jr., Mark D. Thompson and Pat Holder and the officers of the Surviving Corporation shall, from and after the Effective Time, be as follows:

            John B. Bartling, Chairman of the Board of Directors
            Pat Holder, President
            Bruce Woodward, Vice President
            Annette Hoover, Vice President
            Peggy Crow Smith, Vice President
            Peggy Hunt, Vice President
            David P. Blackmore, Vice President and Chief Financial Officer Mark D. Thompson, Vice President
            Thomas Trubiana, Vice President
            Paul R. Selid, Vice President
            Tamra L. Byers, Vice President
            Ronald P. Koegler, Vice President and Treasurer
            Jeffrey D. Meyer, Secretary
            Dain C. Akin, Acting General Counsel and Assistant Secretary Mark Zando, Financial Reporting Manager

in each case until their successors shall have been duly elected or appointed or qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Articles of Incorporation and Bylaws.

         Section 1.5 SHAREHOLDERS' MEETING. In order to consummate the Merger, the Company, acting through its Board of Directors, shall, in accordance with the TBCA and all other applicable law, duly call, give notice of, convene and hold a special meeting of its shareholders (the "Company Special Meeting"), as soon as practicable for the purpose of considering and taking action upon this Agreement. The Board of Directors of the Company shall recommend that the shareholders of the Company vote in favor of the approval of the Merger and the adoption of this Agreement. In lieu of the Company Special Meeting, the shareholders of the Company may take action upon and approve the Company's execution and delivery of, and performance of its obligations under, this Agreement without a meeting by unanimous written consent of all the Shareholders to the extent permitted by and in accordance with the TBCA and the Company's Bylaws.

         Section 1.6 TAX-FREE REORGANIZATION. The parties intend to adopt this Agreement as a tax-free plan of reorganization and to consummate the Merger in accordance with the provisions of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code.

         Section 1.7 CONSENT TO SUIT IN OHIO AND SERVICE ON SECRETARY OF STATE OF OHIO. The Surviving Corporation hereby consents to be sued and served with process in the State of Ohio, and irrevocably appoints the Secretary of State of Ohio as its agent to accept service of process in any proceeding in Ohio, to enforce against the Surviving Corporation any obligation of Sub, or to enforce the rights of any dissenting shareholder of Sub.


                                   ARTICLE II

                              CONVERSION OF SHARES

         Section 2.1 CONVERSION OF SHARES.

                  (a) Each share of common stock, without par value, of Sub issued and outstanding immediately prior to the Effective Time, by virtue of the merger and without any other action taken by Parent, Sub or the Company, shall, at the Effective Time, be automatically converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation.

                  (b) Each share of common stock, par value $1.00 per share, of the Company ("Company Common Stock") issued and outstanding immediately prior to the Effective Time shall, at the Effective Time, by virtue of the Merger and without any action taken on the part of the holder thereof, be automatically converted into the right to receive Three Hundred Fifty (350) duly authorized, validly issued, fully paid and nonassessable shares of common stock, no par value, of Parent ("Parent Common Stock"), subject in part however, to forfeiture and claims for indemnification as hereinafter provided.

                  (c) On and after the Effective Time, holders of certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "Certificates") shall cease to have any rights as shareholders of the Company, except the right to receive the consideration set forth in this Article II (the "Merger Consideration").

         Section 2.2 ISSUANCE OF PARENT COMMON STOCK; CASH IN LIEU OF FRACTIONAL SHARES.

                  (a) The manner in which each share of Company Common Stock shall be converted into Three Hundred Fifty (350) shares of Parent Common Stock shall be as set forth in this Section 2.2.

                  (b) Parent shall act as exchange/escrow agent for the holders of shares of Company Common Stock in connection with the Merger (the "Exchange/Escrow Agent"). In connection therewith, the Exchange/Escrow Agent shall accept the Certificates delivered by such holders and shall deliver (and hold, pending cancellation, forfeiture or delivery, pursuant to Sections 2.2(d) or 8.5 below, as the case may be) certificates evidencing shares of Parent Common Stock to which the Shareholders shall become entitled pursuant to this Article II.

                  (c) As soon as reasonably practicable after the Effective Time, the Exchange/Escrow Agent shall deliver personally to those Shareholders in attendance at the Closing or otherwise shall mail to each Shareholder (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange/Escrow Agent and shall be in such form and have such other provisions as Parent may reasonably specify) (the "Letter of Transmittal") and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange/Escrow Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed, the
         Shareholder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration for such shares of Company Common Stock formerly represented by such Certificate and Parent shall cause the Surviving Corporation to cancel the Certificate so surrendered. The name of each Shareholder, the number of shares of Company Common Stock, the number of shares of Parent Common Stock to which each Shareholder shall become entitled to receive as of the Effective Time, the number of Escrow Shares (as that term is defined below) issuable to each Shareholder, and the number of Forfeitable Shares (as that term is defined below) issuable to each Shareholder is set forth on Schedule I attached hereto. The shares of Parent Common Stock into which the shares of Company Common Stock have been converted in the Merger are hereinafter referred to as the "Exchange Shares."

                  (d) Notwithstanding anything to the contrary contained in this Agreement, Five Hundred Thousand (500,000) of the Exchange Shares shall be held by the Exchange/Escrow Agent, in trust, for the benefit of the Shareholders, as follows:

                           (i) Fifty  Thousand  (50,000)  Exchange  Shares  (the
                  "Escrow Shares") shall be held by the Exchange/Escrow Agent until the first to occur of: (x) the fourth (4th) anniversary of the Closing Date (the "Fourth Anniversary"), (y) the completion of an independent audit of Parent's consolidated financial statements for a full fiscal year beginning and ending after the Closing Date in which the "Contribution to

                  Profit" of the  combined  property  management  businesses  of
                  Parent and the Company (as more fully defined, and to be determined in the manner illustrated in Schedule II attached hereto) exceeds Ten Million Ninety Thousand Dollars ($10,090,000) (the "RELEASE TRIGGER EVENT") or (z) cancellation of all the Escrow Shares in satisfaction of an Indemnification Claim (as defined and provided for in Article VIII below); and

                           (ii)     FORFEITABLE SHARES.

                                    (A) GROUP 1 FORFEITABLE  SHARES. One Hundred
                           Fifty Thousand (150,000) Exchange Shares (the "Group 1 Forfeitable Shares") shall be held by the Exchange/Escrow Agent until the Release Trigger Event occurs, at which time the Exchange/Escrow Agent will release the Group 1 Forfeitable Shares in the manner provided in Section 2.2(e)(ii). If, prior to the occurrence of the Release Trigger Event, the Contribution to Profit for any full fiscal year beginning and ending after the Closing Date and prior to the Fourth Anniversary exceeds Seven Million Ninety Thousand Dollars ($7,090,000) but is less than Seven Million Eight Hundred Ninety Thousand Dollars ($7,890,000), then the Shareholders will be entitled to receive (each on a pro rata, cumulative basis), that number of Group 1 Forfeitable Shares calculated as follows:

                           NFS = 150,000 x (CPR - $7,090,000)
                                           ------------------
                                                $800,000

                           Where:

                           NFS    =      the  number  of Group 1  Forfeitable
                                         Shares to be released.

                           CPR    =      Contribution  to  Profit  for  such
                                         fiscal year.

                           In the event that Contribution to Profit for any such full fiscal year is Seven Million Eight Hundred Ninety Thousand Dollars ($7,890,000) or greater, then the Shareholders will be entitled to receive (each on a pro rata, cumulative basis) all the Group 1 Forfeitable Shares not previously released pursuant to this Section 2.2(d)(ii)(A).

                           Provided, however, that the number of Group 1 Forfeitable Shares to be released in accordance with the above formula shall be reduced by (x) the aggregate number of Group 1 Forfeitable Shares previously released under this Section 2.2(d)(ii)(A) and (y) the aggregate number of Group 1 Forfeitable Shares previously cancelled by Parent in satisfaction of an Indemnification Claim in accordance with the provisions of Article VIII hereof and not previously deducted in calculating the number of Forfeitable

                           Shares to be released pursuant to this Section 2.2(d)(ii) on account of a prior fiscal year.

                                    (B)  GROUP  2  FORFEITABLE   SHARES.   Three
                           Hundred Thousand (300,000) Exchange Shares (the "Group 2 Forfeitable Shares" and together with the Group 1 Forfeitable Shares, the "Forfeitable Shares") shall be held by the Exchange/Escrow Agent until the Release Trigger Event occurs at which time the
                           Exchange/Escrow Agent will release the Group 2 Forfeitable Shares in the manner provided in Section 2.2(e)(ii). If prior to the occurrence of the Release Trigger Event, the Contribution to Profit for any full fiscal year beginning and ending after the Closing Date and prior to the Fourth Anniversary exceeds Seven Million Eight Hundred Ninety Thousand Dollars ($7,890,000) but is less than Ten Million Ninety Thousand Dollars ($10,090,000), then the Shareholders will be entitled to receive (each on a pro rata, cumulative basis) that number of Group 2 Forfeitable Shares calculated as follows:

                           NSF = 300,000 x (CPR - $7,890,000)
                                           ------------------
                                                $2,200,000

                           Where:

                           NFS      =       the number of Group 2 Forfeitable
                                            Shares to be released.

                           CPR      =       Contribution to Profit.

                           Provided, however, that the number of Group 2 Forfeitable Shares to be released in accordance with the above formula shall be reduced by (x) the aggregate number of Group 2 Forfeitable Shares previously released under this Section 2.2(d)(ii)(B) and (y) the aggregate number of Group 2 Forfeitable Shares previously cancelled by Parent in satisfaction of an Indemnification Claim in accordance with the provisions of Article VIII hereof and not previously deducted in calculating the number of Forfeitable Shares to be released pursuant to this Section 2.2(d)(ii) on account of a prior fiscal year.

                                    (C)  Upon  the  occurrence  of  the  Release
                           Trigger Event or an event referred to in the preceding Sections 2.2(d)(ii)(A) and (B), the Forfeitable Shares, or the appropriate portion thereof, shall be deemed, and shall for the purpose of this Agreement be referred to as, "Non-Forfeited Shares". If the Release Trigger Event has not occurred on or before the Fourth Anniversary, any Forfeitable Shares which have not been released in accordance with this Section 2.2(d)(ii) will be automatically forfeited to Parent without notice and without consideration. Notwithstanding the foregoing, at all times prior to the Release Trigger Event or the Fourth Anniversary, as the case may be, the

                           Forfeitable Shares (to the extent not theretofore released to the Shareholders in accordance with this
                           Section 2.2(d)(ii)) may be canceled in satisfaction of an Indemnification Claim pursuant to the provisions of Article VIII hereof.

                  (e)      RELEASE OF FORFEITABLE SHARES.

                           (i) As soon as practicable  after the Effective Time,
                  each Shareholder, upon surrender to the Exchange/Escrow Agent, in accordance with this Agreement and the Letter of Transmittal, of one or more Certificates for such shares of Company Common Stock for cancellation, shall be entitled to receive certificates representing the number of shares of Parent Common Stock into which such shares of Company Common Stock shall have been converted in the Merger less the total number of Escrow Shares and Forfeitable Shares.

                           (ii) Within fifteen (15) business days after the Release Trigger Event occurs, the Exchange/Escrow Agent shall deliver or mail to each Shareholder a certificate evidencing such Shareholder's pro rata portion of the Escrow Shares and the Non-Forfeited Shares. Within fifteen (15) business days following each date upon which the Shareholders become entitled to receive a number of Non-Forfeited Shares determined in accordance with Section 2.2(d)(ii), the Exchange/Escrow Agent will deliver or mail to each Shareholder a certificate evidencing each Shareholder's pro rata portion of the Non-Forfeited Shares.

                           (iii) If the Release  Trigger  Event has not occurred
                  on or before the Fourth Anniversary, the Exchange/Escrow Agent shall deliver or mail to each Shareholder of shares of Company Common Stock converted into Parent Common Stock such Shareholder's pro rata portion of the Non-Forfeited Shares, if any. The Exchange/Escrow Agent shall make such delivery or mailing within fifteen (15) days of the Fourth Anniversary.

                  (f)      DIVIDENDS OR DISTRIBUTIONS ON EXCHANGE SHARES.

                           (i) No dividends or  distributions of any kind on the
                  Parent Common Stock (whether in cash, property, additional shares of Parent Common Stock, shares of any other class of Parent's capital stock, evidences of indebtedness of any kind or description, the capital stock of any Subsidiary (as such term is defined in Section 3.1 below) of Parent, or any combination of the foregoing) will be paid to the Shareholders until they surrender their Certificates, at which time all such dividends or distributions shall be paid. In no event shall the Shareholders be entitled to receive interest on such dividends (except as provided below in the case of Exchange Share Proceeds). Shareholders of Exchange Shares, including Escrow Shares and Forfeitable Shares (in either case unless and until forfeited or canceled), will enjoy all rights of a

                                        7
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                                       41



                  shareholder of Parent (including the right to vote such shares and to receive dividends with respect to such shares).

                           (ii) Notwithstanding the immediately preceding clause
                  (i), in the event that Parent shall declare dividends or distributions of any kind on the Parent Common Stock (whether in cash, property, additional shares of Parent Common Stock, shares of any other class of Parent's capital stock, evidences of indebtedness of any kind or description, the capital stock of any Subsidiary of Parent, or any combination of the foregoing (collectively, "Exchange Share Proceeds")) the Shareholders will not be entitled to receive, on a current basis, any such dividends or distributions in respect of any Escrow Shares or any Forfeitable Shares (other than Non-Forfeited Shares). Any and all such Exchange Share Proceeds declared and paid on account of the Escrow Shares and the Forfeitable Shares will instead be held by the Exchange/Escrow Agent pending the release of Non-Forfeited Shares (and then with respect to such Non-Forfeited Shares only), the Release Trigger Event or the Fourth Anniversary. To the extent any Exchange Share Proceeds are payable in cash, such cash Exchange Share Proceeds shall accrue interest at the rate of six percent (6%) per annum so long as they are held by the Exchange/Escrow Agent ("Proceeds Earnings"). If and when any number of Escrow Shares and/or Forfeitable Shares are released to one or more Shareholders pursuant to the terms of this Agreement, the Exchange/Escrow Agent shall simultaneously mail or deliver a check and/or certificates and/or instruments, as the case may be, in the amount of, and/or evidencing, all Exchange Share Proceeds and Proceeds Earnings attributable thereto. In the event any Escrow Shares are canceled to satisfy an Indemnification Claim or any Forfeitable Shares are forfeited or are canceled to satisfy an Indemnification Claim pursuant to the provisions of Article VIII hereof, then, in such event, all Exchange Share Proceeds and Proceeds Earnings attributable thereto shall be forfeited by the Shareholders and shall be canceled and retired and, in the case of Proceeds Earnings, shall revert to Parent.

                  (g) At any time following six months after the Fourth Anniversary, the Surviving Corporation shall be entitled to require the Exchange/Escrow Agent to deliver to it any shares of Parent Common Stock, Exchange Share Proceeds or Proceeds Earnings which had been made available by the Exchange/Escrow Agent to the Shareholders but which have not been disbursed to the Shareholders despite Exchange/Escrow Agent's commercially reasonable efforts to locate the Shareholders for purposes of effecting such disbursement; and thereafter such
         Shareholders shall be entitled to look solely to the Surviving Corporation (subject to abandoned property, escheat or other similar laws) with respect to the Merger Consideration (including any Exchange Share Proceeds, Proceeds Earnings and other dividends and distributions on Parent Common Stock) payable or issuable upon due surrender of their Certificates, without any interest thereon.

         Section 2.3 STOCK TRANSFER BOOKS. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of shares of Company Common Stock on the records of

                                        8
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                                       42



the Company. If, after the Effective Time, Certificates are presented to the Surviving Corporation the Surviving Corporation shall deliver such Certificates to the Exchange/Escrow Agent and they shall be canceled and exchanged for certificates representing Parent Common Stock pursuant to this Article II.

         Section 2.4 DISSENTING SHARES. The Shareholders agree to vote in favor of the Merger at the Company's Special Meeting or approve the merger by unanimous written consent and that, accordingly, no Shareholder will have or attempt to exercise any appraisal or dissenter's rights under the TBCA.


                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                              AND THE SHAREHOLDERS

         The Company and the Shareholders, jointly and severally, represent and warrant to Parent and Sub as follows:

         Section 3.1 HISTORY AND ORGANIZATION. The Company is the surviving corporation of a merger, duly and properly effected under all applicable provisions of the TBCA and all other applicable laws, effective as of July 11, 1996 (the "Texas Merger"), of Fimberg Realty, Inc., a Texas corporation ("FRI"), with and into Lexford Partners, Inc., a Texas corporation ("LPI"). In connection with the Texas Merger, LPI (i.e., the Company) changed its name to Lexford Properties, Inc. At all times prior to the Texas Merger, FRI and LPI were the sole co-venturers of Lexford Properties, a Texas joint venture, organized June 1, 1988, pursuant to that certain Joint Venture Agreement dated June 1, 1988, as amended, in accordance with Texas and all other applicable law (the "Joint Venture"). As a result of the Texas Merger, LPI has succeeded to all of the business, assets and liabilities of every kind, nature and description whatsoever, of each of FRI and the Joint Venture, and the separate legal existence of each of FRI and the Joint Venture ceased. Prior to the Texas Merger, neither of LPI nor FRI had any material assets or liabilities, matured, contingent or otherwise, except for their respective equity ownership interests in the Joint Venture. No Shareholder has, or will exercise any dissenter's rights under the TBCA with respect to the Texas Merger. The Joint Venture, FRI and the Company are hereinafter collectively referred to in this Agreement as the "Company Affiliates." Except as set forth in Section 3.1 of the Company Disclosure Schedule, each of the Company and its Subsidiaries is a corporation, and at all times prior to the Texas Merger, each of FRI, LPI and the Joint Venture was a corporation, partnership or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, and has (or had) all requisite corporate or other power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as now (or previously) being conducted. Except as set forth in Section 3.1 of the Company Disclosure Schedule, each of the Company Affiliates and their Subsidiaries is (or was) duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes (or made), such qualification or licensing necessary. As used in this Agreement, the word "Subsidiary" means, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such party is a general partner (excluding such partnerships where such party or any Subsidiary of such party do not have a majority of the voting interest in such partnership) or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries. Section 3.1 of the Company Disclosure Schedule sets forth the name, state of organization, classes and number of shares of authorized, issued and outstanding capital stock or other outstanding equity interest (including the holders thereof) of each of the Company's Subsidiaries.

         Section 3.2  CAPITALIZATION.

                  (a) The  authorized  capital stock of the Company  consists of
         100,000 shares of Company Common Stock. The Company has no other authorized classes of capital stock. As of the date hereof, (i) 2,000 shares of Company Common Stock are issued and outstanding and no shares of Company Common Stock are issued and held in the Company's treasury. All the outstanding shares of the Company's capital stock have been issued in accordance with the respective terms thereof and are duly authorized, validly issued, fully paid and nonassessable. Except as disclosed on Section 3.2(a) of the Company Disclosure Schedule, there are no bonds, debentures, notes or other indebtedness having voting rights (or convertible into securities having such rights) ("Voting Debt") of the Company or any of its Subsidiaries issued and outstanding. Except as set forth above and except for the transactions contemplated by this Agreement, (i) there are no shares of capital stock of the Company authorized, issued or outstanding and (ii) there are no existing options, warrants, calls, preemptive rights, subscriptions or other rights, convertible securities, agreements, arrangements or commitments of any character, relating to the issued or unissued capital stock of the Company or any of its Subsidiaries, obligating the Company or any of its Subsidiaries to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or Voting Debt of, or other equity interest in, the Company or any of its Subsidiaries or securities convertible into or exchangeable for such shares or equity interests or obligations of the Company or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, subscription or other right, convertible security, agreement, arrangement or commitment. Except as disclosed on Section 3.2(a) of the Company Disclosure Schedule, there are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any subsidiary or Affiliate of the Company or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any Subsidiary or any other entity. Except as permitted by this Agreement, following the Merger, neither the Company nor any of its Subsidiaries will have any obligation to issue, transfer or sell any shares of its capital stock pursuant to any employee benefit plan or otherwise.

                  (b) Except as disclosed on Section 3.1 of the Company Disclosure Schedule, all of the outstanding shares of capital stock of each of the Subsidiaries are beneficially owned by the Company, directly or indirectly, and all such shares have been validly issued and are fully paid and nonassessable and are owned by either the Company or one of its Subsidiaries free and clear of all liens, charges, security interests, options, claims or encumbrances of any nature whatsoever.

                  (c) There are no voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting of the capital stock of the Company or any of its Subsidiaries. None of the Company or its Subsidiaries is required to redeem, repurchase or otherwise acquire shares of capital stock of the Company, or any of its Subsidiaries, respectively, as a result of the transactions contemplated by this Agreement.

                  (d) At the Effective Time, the number of shares of Company Common Stock outstanding shall equal 2,000 and all such shares shall be held by each Shareholder free and clear of any and all liens, claims, encumbrances and restrictions whatsoever in the amounts set forth in
         Schedule I attached hereto.

         Section 3.3 CORPORATE AUTHORIZATION; VALIDITY OF AGREEMENT; COMPANY ACTION.

                  (a) The  Company has full  corporate  power and  authority  to execute and deliver this Agreement, and, subject to obtaining any necessary approval of its shareholders as contemplated by Section 1.5 hereof with respect to the Merger, to consummate the transactions contemplated hereby. The execution, delivery and performance by the Company of this Agreement and the consummation by it of the transactions contemplated hereby, have been duly and validly authorized by its Board of Directors and, except in the case of this Agreement for obtaining the approval of its shareholders as contemplated by Section
         1.5 hereof with respect to the Merger, no other corporate action or proceedings on the part of the Company is necessary to authorize the execution and delivery by the Company of this Agreement and the consummation by it of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and, assuming this Agreement constitutes a valid and binding obligation of Parent and Sub, constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                  (b) The Board of Directors of the Company has duly and validly approved and taken all corporate action required to be taken by the Board of Directors for the consummation of the transactions contemplated by this Agreement.

         Section 3.4 CONSENTS AND APPROVALS; NO VIOLATIONS. Except as disclosed on Section 3.4 of the Company Disclosure Schedule, and except for all filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the TBCA, the ORC, and for the approval of this Agreement by the Company's shareholders and the filing and recordation of the Articles of Merger as required by the TBCA and the ORC, respectively, neither the execution, delivery or performance of this Agreement nor the consummation by the Company of the transactions contemplated hereby nor compliance by the Company with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the Articles of Incorporation or Bylaws or similar organizational documents of the Company or of any of its Subsidiaries, (ii) require any filing with, or permit, authorization, consent or approval of, any court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or agency (a "Governmental Entity"), (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, guarantee, other evidence of indebtedness (collectively, the "Debt Instruments"), lease, license, contract, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound and which either has a term of more than one year or involves the payment or receipt of money in excess of $10,000 per year (a "Company Agreement") or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, any of its Subsidiaries or any of their properties or assets.

         Section 3.5 FINANCIAL STATEMENTS. The Company has previously furnished to Parent true and complete copies of (i) unaudited consolidated financial statements of the Joint Venture and the Company Affiliates for the fiscal years ended December 31, 1993, December 31, 1994 and December 31, 1995, and (ii) unaudited consolidated monthly financial statements of the Joint Venture and the Company Affiliates for each month from January, 1996 through May, 1996. Each of the consolidated financial statements provided to Parent (i) have been prepared from, and are in accordance with, the books and records of the Joint Venture and the Company Affiliates and/or their respective consolidated Subsidiaries, (ii) except as set forth in Section 3.5 of the Company Disclosure Schedule, have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved, and (iii) fairly present in all material respects the consolidated financial position and the consolidated results of operations and cash flows (and changes in financial position, if any) of the Joint Venture and the Company Affiliates and their respective consolidated Subsidiaries as at the dates thereof or for the periods presented therein, as the case may be.

         Section 3.6 ABSENCE OF CERTAIN CHANGES. Except as otherwise disclosed to Parent on Section 3.6 of the Company Disclosure Schedule, from December 31, 1995 through the date of this Agreement, the Joint Venture and the Company Affiliates and their respective Subsidiaries have conducted their respective businesses and operations in the ordinary course of business consistent with past practice. From December 31, 1995 through the date of this Agreement, there has not occurred (i) any events, changes, or effects (including the incurrence of any liabilities of any nature, whether or not accrued, contingent or otherwise) having or, which would be reasonably likely to have, individually or in the aggregate, a material adverse effect on the Company and its Subsidiaries;
(ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the equity interests of the Company, the Joint Venture or of any of their Subsidiaries, other than dividends paid by wholly owned Subsidiaries; or (iii) any material change by the Company, the Joint Venture or any of their Subsidiaries in accounting principles or methods, except insofar as may be required by a change in GAAP. Except as set forth in Section 3.6 of the Company Disclosure Schedule, from December 31, 1995 through the date of this Agreement, none of the Joint Venture, the Company nor any of its Subsidiaries has taken any of the actions prohibited by Section 5.1 hereof.

         Section 3.7 NO UNDISCLOSED LIABILITIES. Except for liabilities and obligations incurred in the ordinary course of business consistent with past practice, during the period from December 31, 1995 through the date of this Agreement, none of the Company Affiliates nor any of their Subsidiaries have incurred any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that have, or would be reasonably likely to have, a material adverse effect on the Company and its Subsidiaries or would be required to be reflected or reserved against on a consolidated balance sheet of the Company and its Subsidiaries (including the notes thereto) prepared in accordance with GAAP. Section 3.7 of the Company Disclosure Schedule sets forth each instrument evidencing indebtedness of the Company and its Subsidiaries which will accelerate or become due or payable, or result in a right of redemption or repurchase on the part of the holder of such indebtedness, or with respect to which any other payment or amount will become due or payable, in any such case with or without due notice or lapse of time or both, as a result of this Agreement, the Merger or the other transactions contemplated hereby.

         Section 3.8       EMPLOYEE BENEFIT PLANS; ERISA.

                  (a) Except as set forth in Section 3.8(a) of the Company Disclosure Schedule: there are no material employee benefit plans, arrangements, practices, contracts or agreements (including, without limitation, employment agreements, change of control employment agreements and severance agreements, incentive compensation, bonus, stock option, stock appreciation rights and stock purchase plans) of any type (including, but not limited to, plans described in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), maintained by any of the Company Affiliates, any of their respective Subsidiaries or any trade or business, whether or not incorporated (an "ERISA Affiliate"), that together with the Company would be deemed a "controlled group" within the meaning of section 4001(a)(14) of ERISA, or with respect to which the Company or any of its Subsidiaries has or may have a liability, other than those listed on Section 3.8(a) of the Company Disclosure Schedule (the "Benefit Plans"). Except as disclosed on Section 3.8(a) of the Company Disclosure Schedule: (1) neither the Company nor any ERISA Affiliate has any formal plan or commitment, whether legally binding or not, to create any additional Benefit Plan or modify or change any existing Benefit Plan that would affect any employee or terminated employee of the Company or any ERISA Affiliate; and (2) since December 31, 1995, there has been no change, amendment, modification to, or adoption of, any Benefit Plan. Section 3.8(a) of the Company Disclosure Schedule contains a list of each material employment, termination, severance, incentive and deferred compensation agreement or arrangement that is a Benefit Plan, and the date of execution of each such agreement or arrangement.

                  (b) Except as disclosed on Section 3.8(b) of the Company Disclosure Schedule, under the applicable laws of all jurisdictions within the United States of America and all foreign jurisdictions, with respect to any Benefit Plan, there are no material amounts accrued but unpaid as of the most recent balance sheet date that are not reflected on that balance sheet prepared in accordance with GAAP.

                  (c) With respect to each Benefit Plan,  except as disclosed on
         Section 3.8(c) of the Company Disclosure Schedule: (i) if intended to qualify under section 401(a), 401(k) or 403(a) of the Code, such plan so qualifies, and its trust is exempt from taxation under section 501(a) of the Code; (ii) such plan has been administered in accordance with its terms and applicable law; (iii) no breaches of fiduciary duty have occurred; (iv) no disputes are pending, or, to the knowledge of the Company, threatened; (v) no prohibited transaction (within the meaning of Section 406 of ERISA) has occurred; (vi) no lien imposed under the Code or ERISA exists or is likely to exist; and (vii) all contributions and premiums due (giving effect to any valid extensions for such contributions and premiums) have been made in full.

                  (d) Except as disclosed on Section 3.8(d) of the Company Disclosure Schedule, none of the Benefit Plans has incurred any "accumulated funding deficiency," as such term is defined in section 412 of the Code, whether or not waived.

                  (e) Except as disclosed on Section 3.8(e) of the Company Disclosure Schedule: (i) neither the Company nor any ERISA Affiliate has incurred any liability under Title IV of ERISA since the effective date of ERISA that has not been satisfied in full except as would not have or would not reasonably be likely to have a material adverse effect on the Company and its Subsidiaries (including sections 4063-4064 and 4069 of ERISA) and, to the knowledge of the Company, no basis for any such liability exists; (ii) neither the Company nor any ERISA Affiliate maintains (or contributes to), or has maintained (or has contributed to) within the last six years, any employee benefit plan that is subject to Title IV of ERISA; and (iii) there is no pending dispute between the Company or any ERISA Affiliate concerning payment of contributions or payment of withdrawal liability payments.

                  (f) With respect to each Benefit Plan that is a "welfare plan"
         (as defined in section 3(1) of ERISA), except as specifically disclosed in Section 3.8(f) of the Company Disclosure Schedule, no such plan provides medical or death benefits with respect to current or former employees of any of the Company Affiliates or any of its Subsidiaries beyond their termination of employment, other than on an employee-pay-all basis, and each such welfare plan may be amended or terminated by the Company or any of its Subsidiaries at any time with respect to such former or current employees.

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                                       48


                  (g) With respect to each Benefit Plan that is intended to provide special tax treatment to participants (including sections 79, 105, 106, 125, 127 and 129 of the Code), to the Company's knowledge, such Benefit Plan has satisfied all of the material requirements for the receipt of such special tax treatment since January 1, 1992.

                  (h) Except as specifically set forth in Section 3.8(h) of the Company Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not (i) entitle any individual to severance pay or any tax "gross-up" payments with respect to the imposition of any tax pursuant to Section 4999 of the Code or accelerate the time of payment or vesting, or increase the amount, of compensation or benefits due to any individual with respect to any Benefit Plan, or (ii) constitute or result in a prohibited transaction under section 4975 of the Code or section 406 or 407 of ERISA with respect to any Benefit Plan.

                  (i) Except as disclosed on Section 3.8(i) of the Company Disclosure Schedule, neither the Company, any ERISA Affiliate nor any "administrator" as that term is defined in section 3(16) of ERISA, has any liability with respect to or connected with any Benefit Plan for excise taxes payable under the Code or civil penalties payable under ERISA and, to the Company's knowledge, no basis for any such liability exists.

                  (j) Except as disclosed on Section 3.8(j) of the Company Disclosure Schedule, there is no Benefit Plan that is a "multiemployer plan," as such term is defined in section 3(37) of ERISA, or which is covered by section 4063 or 4064 of ERISA.

                  (k) With respect to each Benefit Plan except Multiemployer Plans from which the Company has withdrawn, the Company has delivered or made available to Parent accurate and complete (with de minimis omissions) copies of all plan texts, summary plan descriptions, summaries of material modifications, trust agreements and other related agreements including all amendments to the foregoing; the two most recent annual reports; the most recent annual and periodic accounting of plan assets; the most recent determination letter received from the United States Internal Revenue Service (the "Service"); and the two most recent actuarial reports, to the extent any of the foregoing may be applicable to a particular Benefit Plan.

                  (l) With respect to each Benefit Plan that is a "group health plan" as such term is defined in section 5000(b) of the Code, except as specifically set forth in Section 3.8(l) of the Company Disclosure Schedule, to the Company's knowledge, each such Benefit Plan complies and has complied with the requirements of Part 6 of Title I of ERISA and Sections 4980B and 5000 of the Code except where the failure to so comply would not have a material adverse effect on the Company and its Subsidiaries.

                  (m) There are no material plans, arrangements, practices, contracts or agreements (including change of control agreements, severance agreements, retirement agreements, stock option or purchase agreements, medical or death benefit agreements) maintained by the Company or an ERISA Affiliate or with respect to which the Company or

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         any of its  Subsidiaries  has a material  liability  to a  director  or former director (as a director) of any of the Company Affiliates or an ERISA Affiliate other than those listed on Section 3.8(m) of the Company Disclosure Schedule or disclosed in the Company's most recent proxy statement (the "Director Plans"). Neither the Company nor any ERISA Affiliate has any formal plan or commitment, whether legally binding or not, to create any Director Plan or modify or change any existing Director Plan that would affect any director or former director of the Company or any ERISA Affiliate.

         Section 3.9 LITIGATION. Except to the extent disclosed on Section 3.9 of the Company Disclosure Schedule, there is no suit, claim, action, proceeding or investigation pending or, to the best knowledge of the Company, threatened against or affecting, the Company (including any predecessor of the Company), or any of its Subsidiaries, or any of their respective assets.

         Section 3.10 NO DEFAULT. Except as disclosed on Section 3.10 of the Company Disclosure Schedule, the business of the Company and each of its Subsidiaries is not being conducted in default or violation of any term, condition or provision of (a) its respective Articles of Incorporation or Bylaws or similar organizational documents, (b) any Company Agreement or (c) any federal, state, local or foreign law, statute, regulation, rule, ordinance, judgment, decree, order, writ, injunction, concession, grant, franchise, permit or license or other governmental authorization or approval applicable to the Company or any of its Subsidiaries. No investigation or review by any governmental entity with respect to the Company (including any predecessor of the Company) or any of its Subsidiaries is pending or, to the best knowledge of the Company, threatened, nor to the best knowledge of the Company, has any governmental entity indicated an intention to conduct the same.

         Section 3.11      TAXES.

                  (a) Except as set forth in Section 3.11 of the Company Disclosure Schedule:

                         (i) Each of the Company Affiliates and their Subsidiaries have (1) duly filed (or there have been filed on their behalf) with the appropriate governmental authorities all Tax Returns (as hereinafter defined) required to be filed by them and such Tax Returns are true, correct and complete in all material respects, and (2) duly paid in full or made provision in accordance with GAAP (or there has been paid or provision has been made on their behalf) for the payment of all Taxes (as hereinafter defined) for all periods through the date of the most recent balance sheet provided to Parent;

                        (ii) Each of the Company Affiliates and their Subsidiaries have complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and have, within the time and the manner prescribed by law, withheld and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under applicable laws;

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                       (iii) no federal, state, local or foreign audits or other
                  administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of any of the Company Affiliates or their Subsidiaries and neither the Company (including any predecessor of the Company) nor its Subsidiaries has received a notice of any pending audits or proceedings;

                        (iv) neither the Service nor any other taxing  authority
                  (whether domestic or foreign) has asserted, or to the best knowledge of the Company, is threatening to assert, against the Company (including any predecessor of the Company) or any of its Subsidiaries any deficiency or claim for Taxes; and

                  (b) Except as set forth in Section 3.11 of the Company Disclosure Schedule:

                         (i)  there are no liens for Taxes upon any
                  property or assets of the Company or any Subsidiary thereof;

                        (ii) neither the Company nor any of its Subsidiaries has agreed to or is required to make any adjustment under
                  Section 481(a) of the Code;

                       (iii) the  federal  income Tax Returns of the Company and
                  its Subsidiaries have been examined by the Service (or the applicable statutes of limitation for the assessment of federal income Taxes for such periods have expired) for all periods except as set forth in Section 3.11 of the Company Disclosure Schedule;

                        (iv) the state  income,  franchise,  gross  receipts and
                  sales tax returns of the Company and its Subsidiaries have been examined by the applicable state taxing authority (or the applicable statutes of limitations for assessment of taxes for such periods have expired) for all periods except as set forth in Section 3.11 of the Company Disclosure Schedule;

                         (v) there are no outstanding agreements or waivers extending the statutory period of limitations applicable to any tax return of the Company (including any predecessor of the Company) or any of its Subsidiaries for any period;

                        (vi) none of the Company  (including any  predecessor of
                  the Company) or any of its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could oblige it to make any payments that would not be deductible under Section 280G of the Code;

                       (vii) none of the Company  (including any  predecessor of
                  the Company) or any of its Subsidiaries has been a United States real property holding corporation within the meaning of
                  Section 897(c)(2) of the Code during the applicable period as specified in Section 897(c)(1)(A)(ii) of the Code;

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                                       51


                      (viii) neither the Company  (including any  predecessor of the Company) nor any of its Subsidiaries have ever been a member of a consolidated, combined or unitary group for federal or state income, gross receipts or franchise tax purposes which included a member other than the Company (including any predecessor of the Company) and its Subsidiaries and with respect to which the Company or any of its Subsidiaries could have liability pursuant to Treasury Regulation Section 1-1502-6 or any comparable state statute or regulation;

                       (ix) neither the Company  (including  any  predecessor of
                  the Company) nor any of its Subsidiaries is a party to any material agreement providing for the allocation or sharing of Taxes; and

                       (x) neither the Company (including any predecessor of the
                  Company) nor any of its Subsidiaries has, with regard to any assets or property held or acquired by any of them, filed a consent to the application of Section 341(f) of the Code, or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by the Company or any of its Subsidiaries.

                  (c) The Company has provided to Parent complete and correct copies of all federal, state, local and foreign income, gross receipts and franchise tax returns filed by the Company Affiliates and any of their Subsidiaries for each of their respective taxable years beginning after December 31, 1990.

                  (d) The Company has provided to Parent complete and correct copies of all audit reports received by any of the Company Affiliates or any of their Subsidiaries from any taxing authority which relate to the Company or any of its Subsidiaries for any taxable period beginning after December 31, 1990.

                  (e) Section 3.11 of the Company Disclosure Schedule sets forth all jurisdictions in which the Company or any of its Subsidiaries will be required to file state income or franchise tax returns for each taxable period beginning after December 31, 1994 and ending on or before the Effective Date, or which includes the Effective Date.

                  (f) "Taxes" shall mean any and all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, excise, real or personal property, sales, withholding, social security, retirement, unemployment, occupation, use, service, service use, license, net worth, payroll, franchise, transfer and recording taxes, fees and charges, imposed by the Service or any taxing authority (whether domestic or foreign including, without limitation, any state, county, local or foreign government or any subdivision or taxing agency thereof (including a United States possession)), whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest whether paid or received, fines, penalties or additional amounts attributable to, or imposed upon, or with respect to, any such taxes, charges, fees, levies or other assessments. "Tax Return" shall mean any report, return, document, declaration or other information or filing required to be supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to Taxes, including, without limitation, information returns, any documents with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information.

         Section 3.12 CONTRACTS. Each Company Agreement is valid, binding and enforceable and in full force and effect, and there are no material defaults thereunder by the Company (including any predecessor of the Company) or its Subsidiaries or, to the best knowledge of the Company, by any other party thereto. Except as disclosed on Section 3.12 of the Company Disclosure Schedule, neither the Company nor any Subsidiary is a party to any agreement that expressly limits the ability of the Company or any Subsidiary or Affiliate to compete in or conduct any line of business or compete with any person or in any geographic area or during any period of time.

         Section 3.13 ASSETS; REAL PROPERTY. The assets, properties, rights and contracts, including, without limitation (as applicable), title or leaseholds thereto, of the Company and its Subsidiaries, taken as a whole, are sufficient to permit the Company and its Subsidiaries to conduct their business as currently being conducted with only such exceptions as are immaterial to the Company and its Subsidiaries. None of the Company nor any of its Subsidiaries owns any real property.

         Section 3.14 ENVIRONMENTAL MATTERS. Except as disclosed on Section 3.14 of the Company Disclosure Schedule, the Company is in material compliance with all applicable Environmental Laws (as defined below) and there are no Environmental Liabilities and Costs (as defined below) of the Company and its Subsidiaries that would have or are reasonably likely to have a material adverse effect on the Company and its Subsidiaries.

         For purposes of this Section 3.14, the following definitions shall apply:

         "Environmental Laws" means all applicable foreign, federal, state and local laws, common law, regulations, rules and ordinances relating to pollution or protection of health, safety or the environment.

         "Environmental Liabilities and Costs" means all liabilities, obligations, responsibilities, obligations to conduct cleanup, losses, damages, deficiencies, punitive damages, consequential damages, treble damages, costs and expenses (including, without limitation, all reasonable fees, disbursements and expenses of counsel, expert and consulting fees and costs of investigations and feasibility studies and responding to government requests for information or documents), fines, penalties, restitution and monetary sanctions, interest, direct or indirect, known or unknown, absolute or contingent, past, present or future, resulting from any claim or demand, by any person or entity, whether based in contract, tort, implied or express warranty, strict liability, joint and several liability, criminal or civil statute, under any Environmental Law, or arising from environmental, health or safety conditions, as a result of past or present ownership, leasing or operation of any properties, owned, leased or operated by the Company or any of its Subsidiaries.

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                                       53


         Section 3.15 LABOR RELATIONS. Except as set forth in Section 3.15 of the Company Disclosure Schedule, there is no labor strike, slowdown or work stoppage or lockout against the Company, any of its Subsidiaries, SRF Personnel, Inc., a Texas corporation ("SRF"), RVW Personnel, Inc., a Texas corporation ("RVW"), (SRF and RVW are collectively referred to as the "Employer Affiliates") or, to the best of the Company's knowledge, any other person or entity who employs any employees that perform services incident to the Company's or any of its Subsidiaries' performance under any Company Agreement, there is no unfair labor practice charge or complaint against or pending before the National Labor Relations Board (the "NLRB") which if decided adversely could have an adverse effect on the Company, any of its Subsidiaries or any other Employer Affiliate, and there is no representation claim or petition pending before the NLRB and no question concerning representation exists with respect to the employees of the Company or its Subsidiaries or any Employer Affiliates. No Employer Affiliate is a party to any collective bargaining agreement.

         Section 3.16 INSURANCE. The Company and each of its Subsidiaries are insured by insurers, reasonably believed by the Company to be of recognized financial responsibility and solvency, against such losses and risks and in such amounts as are customary in the businesses in which they are engaged. There are no outstanding or unsatisfied requirements of recommendations of any insurance company currently providing insurance to the Company or its Subsidiaries or any board of fire underwriters or other body exercising similar functions or of any Governmental Entity requiring or recommending any repairs or other work to be done on or with respect to, or requiring or recommending any equipment or fixtures to be installed on or in connection with any premises used or occupied by the Company or its Subsidiaries. All policies of insurance and fidelity or surety bonds are in full force and effect. Descriptions of these plans and related liability coverage have been previously provided to Parent. Section 3.16 of the Company Disclosure Schedule contains a listing of all open workers compensation and general liability claims against the Company (including any predecessor of the Company), any of its Subsidiaries and/or any Employer Affiliate as of the date hereof. These claims, individually or in the aggregate, would not result in any liability payable by the Company or any Subsidiary exceeding Ten Thousand Dollars ($10,000). All necessary notifications of claims have been made to insurance carriers.

         Section 3.17 COMPLIANCE WITH LAW. Except as set forth on Section 3.17 of the Company Disclosure Schedule, the Company (including all predecessors of the Company) and its Subsidiaries have complied with all laws, statutes, regulations, rules, ordinances, and judgments, decrees, orders, writs and injunctions, of any court or governmental entity relating to any of the property owned, leased or used by them, or applicable to their business, including, but not limited to, equal employment opportunity, discrimination, occupational safety and health, environmental, interstate commerce, antitrust laws, ERISA and laws relating to Taxes. The Company, and its Subsidiaries, have all permits and licenses necessary to carry on the business being conducted.

         Section 3.18 VOTE REQUIRED. The approval of the holders of at least two-thirds of the outstanding shares of Company Common Stock is the only approval of the holders of any class or series of the Company's capital stock necessary to approve the Merger.

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                                       54


         Section 3.19 REPRESENTATIONS AND WARRANTIES TRUE AND COMPLETE AT CLOSING. The representations and warranties set forth in this Article III will be true and complete in all material respects on the date scheduled for Closing pursuant to Section 1.3 hereof.


                                   ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

         Parent and Sub represent and warrant to the Company as follows:

         Section 4.1 ORGANIZATION. Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of the state of its organization and has all requisite corporate or other power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority and governmental approvals would not have a material adverse effect on Parent and its Subsidiaries. Parent and each of its Subsidiaries is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not have a material adverse effect on Parent and its Subsidiaries.

         Section 4.2       CAPITALIZATION.

                  (a) The authorized capital stock of Parent consists of 13,500,000 shares of Parent Common Stock and (b) 1,500,000 preferred shares, without par value (the "Parent Preferred Stock"). As of the date hereof, (i) 3,699,797 shares of Parent Common Stock are issued and outstanding, (ii) no shares of Parent Preferred Stock are issued and outstanding, and (iii) 142,408 shares of Parent Common Stock are issued and held in the treasury of Parent. All of the outstanding shares of Parent's capital stock are duly authorized, validly issued, fully paid and nonassessable. The authorized capital stock of Sub consists of 850 shares of common stock, without par value ("Sub Common Stock"). As of the date hereof, 100 shares of Sub Common Stock are issued and outstanding, all of which are owned by Parent. All of the outstanding shares of Sub Common Stock are duly authorized, validly issued, fully paid and nonassessable. There are no bonds, debentures, notes or other indebtedness having voting rights (or convertible into securities having such rights) ("Parent Voting Debt") of Parent or any of its Subsidiaries issued and outstanding. Except as set forth above, and except as set forth in Section 4.2 of the Disclosure Schedule delivered to the Company on or prior to the date hereof (the "Parent Disclosure Schedule") and except for transactions contemplated by this Agreement,
         (i) there are no shares of capital stock of Parent authorized, issued or outstanding and (ii) there are no existing options, warrants, calls, preemptive rights, subscriptions or other rights, convertible securities, agreements, arrangements or commitments of any character, relating to the issued or unissued capital stock of Parent or any of

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                                       55


         its Subsidiaries, obligating Parent or any of its Subsidiaries to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or Parent Voting Debt of, or other equity interest in, Parent or any of its Subsidiaries or securities convertible into or exchangeable for such shares or equity interests or obligations of Parent or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, subscription or other right, convertible security, agreement, arrangement or commitment. There are no outstanding contractual obligations of Parent or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Parent Common Stock or the capital stock of Parent or any subsidiary or Affiliate of Parent or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any Subsidiary or any other entity.

                  (b) There are no voting trusts or other agreements or understandings to which Parent or any of its Subsidiaries is a party with respect to the voting of the capital stock of Parent or its Subsidiaries. None of Parent or its Subsidiaries is required to redeem, repurchase or otherwise acquire shares of capital stock of Parent, or any of its Subsidiaries, respectively, as a result of the transactions contemplated by this Agreement.

         Section 4.3 CORPORATE AUTHORIZATION; VALIDITY OF AGREEMENT; NECESSARY ACTION. Each of Parent and Sub has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Parent and Sub of this Agreement and the consummation by Parent and Sub of the transactions contemplated hereby have been duly and validly authorized by their respective Boards of Directors and by Sub's sole shareholder and, no other corporate action or proceedings on the part of Parent and Sub are necessary to authorize the execution and delivery by Parent and Sub of this Agreement and the consummation by Parent and Sub of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent and Sub, and, assuming this Agreement constitutes valid and binding obligations of the Company, constitutes valid and binding obligations of each of Parent and Sub, enforceable against them in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The shares of Parent Common Stock to be issued pursuant to the Merger will be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights.

         Section 4.4 CONSENTS AND APPROVALS; NO VIOLATIONS. Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Exchange Act of 1934 (the "Exchange Act"), the Securities Act of 1933 (the "Securities Act"), the TBCA, the ORC and state blue sky laws, neither the execution, delivery or performance of this Agreement by Parent and Sub nor the consummation by Parent and Sub of the transactions contemplated hereby nor compliance by Parent and Sub with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the Articles of Incorporation or Regulations of Parent and Sub,
(ii) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity (except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings would not have a

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                                       56


material adverse effect on Parent and its Subsidiaries or would not, or would not be reasonably likely to, materially impair the ability of Parent and Sub to consummate the Merger or the other transactions contemplated hereby), (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, guarantee, other evidence of indebtedness, lease, license, contract, agreement or other instrument or obligation to which Parent or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent, any of its Subsidiaries or any of their properties or assets, except in the case of clauses (iii) and (iv) for violations, breaches or defaults which would not have a material adverse effect on Parent and its Subsidiaries or would not, or would not be reasonably likely to, materially impair the ability of Parent or Sub to consummate the Merger or the other transactions contemplated hereby.

         Section 4.5 SEC REPORTS AND FINANCIAL STATEMENTS. Parent has filed with the Securities and Exchange Commission (the "SEC"), and has heretofore made available to the Company, true and complete copies of, all forms, reports, schedules, statements and other documents required to be filed by it and its Subsidiaries since December 31, 1992 under the Exchange Act or the Securities Act (as such documents have been amended since the time of their filing, collectively, the "Parent SEC Documents"). As of their respective dates or, if amended, as of the date of the last such amendment, the Parent SEC Documents, including, without limitation, any financial statements or schedules included therein (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder. Each of the consolidated financial statements included in the Parent SEC Documents have been prepared from, and are in accordance with, the books and records of Parent and/or its consolidated Subsidiaries, comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position and the consolidated results of operations and cash flows (and changes in financial position, if any) of Parent and its consolidated Subsidiaries as at the dates thereof or for the periods presented therein.

         Section 4.6 ABSENCE OF CERTAIN CHANGES. Except to the extent disclosed in the Parent SEC Documents filed prior to the date of this Agreement, from
December 31, 1995 through the date of this Agreement, Parent and its Subsidiaries have conducted their respective businesses in the ordinary course of business consistent with past practice. Except to the extent disclosed in the Parent SEC Documents filed prior to the date of this Agreement, from December 31, 1995 through the date of this Agreement, there has not occurred (i) any events, changes, or effects (including the incurrence of any liabilities of any nature, whether or not accrued, contingent or otherwise) having or, which would be reasonably likely to have, individually or in the aggregate, a material adverse effect on Parent and its Subsidiaries; (ii) any declaration, setting

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aside or payment of any dividend or other  distribution  (whether in cash, stock or property) with respect to the equity interests of Parent or of any of its Subsidiaries other than regular quarterly cash dividends, distributions or payments on account of indebtedness paid by Subsidiaries to Parent or a Subsidiary of Parent; or (iii) any change by Parent or any of its Subsidiaries in accounting principles or methods, except insofar as may be required by a change in GAAP.

         Section 4.7 NO DEFAULT. The business of Parent and each of its Subsidiaries is not being conducted in default or violation of any term, condition or provision of (a) its respective Articles of Incorporation or Regulations or similar organizational documents, (b) any lease, license, contract, agreement or other instrument or obligation to which Parent or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound and which either has a term of more than one year or involves the payment or receipt of money in excess of $10,000 or (c) any federal, state, local or foreign law, statute, regulation, rule, ordinance, judgment, decree, order, writ, injunction, concession, grant, franchise, permit or license or other governmental authorization or approval applicable to Parent or any of its Subsidiaries, excluding from the foregoing clauses (b) and (c), defaults or violations that would not have a material adverse effect on Parent and its Subsidiaries taken as a whole or would not, or would not be reasonably likely to, materially impair the ability of Parent or Sub to consummate the Merger or the other transactions contemplated hereby. No investigation or review by any Governmental Entity with respect to Parent or any of its Subsidiaries is pending or, to the best knowledge of Parent or Sub, threatened, nor to the best knowledge of Parent or Sub, has any Governmental Entity indicated an intention to conduct the same.

         Section 4.8 REPRESENTATIONS AND WARRANTIES TRUE AND COMPLETE AS OF CLOSING. The representations and warranties set forth in this Article IV will be true and complete in all respects on the date scheduled for Closing pursuant to
Section 1.3.


                                    ARTICLE V

                                    COVENANTS

         Section 5.1 INTERIM OPERATIONS OF THE COMPANY. The Shareholders and the Company, jointly and severally, covenant and agree that, from the date of this Agreement through the Effective Time, except with the prior written consent of
Parent:

                  (a) the business of the Company and its Subsidiaries shall be conducted only in the ordinary course of business consistent with past practice and, to the extent consistent therewith, each of the Company and its Subsidiaries shall use its best efforts to, and will cause each Employer Affiliate to, preserve its business organization intact and maintain its existing relations with customers, suppliers, employees, creditors and business partners;

                  (b) (i) the Company will not, directly or indirectly, split, combine or reclassify the outstanding Company Common Stock, or any outstanding capital stock of any of the Subsidiaries of the Company or

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         issue any additional  shares of Company Common Stock;  and (ii) none of the Shareholders will, nor will they enter into any agreement to, transfer, pledge, hypothecate, encumber, grant rights in respect of or otherwise restrict, the shares of Company Common Stock held by such Shareholder;

                  (c) neither the Company nor any of its Subsidiaries shall: (i) amend its Articles of Incorporation or Bylaws or similar organizational documents; (ii) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to its capital stock other than dividends paid by the Company's Subsidiaries to the Company or its Subsidiaries; (iii) issue, sell, transfer, pledge, dispose of or encumber any additional shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock of any class of the Company or its Subsidiaries; (iv) transfer, lease, license, sell, mortgage, pledge, dispose of, or encumber any material assets other than (a) in the ordinary course of business consistent with past practice or (b) pursuant to existing agreements disclosed on Section 5.1(c) of the Company Disclosure Schedule; or (v) redeem, purchase or otherwise acquire directly or indirectly any of its capital stock;

                  (d) neither the Company nor any of its Subsidiaries shall nor will either of Stanley R. Fimberg or Ralph V. Williams suffer or permit either Employer Affiliate to: (i) except as otherwise provided in this Agreement and except for normal, regularly scheduled increases for non-officer employees consistent with past practice, grant any increase in the compensation payable or to become payable by the Company or any of its Subsidiaries to any officer or employee (including through any new award made under, or the exercise of any discretion under, any Benefit Plan); (ii) adopt any new, or amend or otherwise increase, or accelerate the payment or vesting of the amounts payable or to become payable under any existing, bonus, incentive compensation, deferred compensation, severance, profit sharing, stock option, stock purchase, insurance, pension, retirement or other employee benefit plan agreement or arrangement; (iii) enter into any, or amend any existing, employment or severance agreement with or, grant any severance or termination pay to any officer, director, employee or consultant of the Company or any of its Subsidiaries; or (iv) make any additional contributions to any grantor trust created by the Company to provide funding for non-tax-qualified employee benefits or compensation; or (v) provide any severance program to any employee who does not participate in a severance program as of the date of this Agreement;

                  (e) neither the Company nor any of its Subsidiaries shall modify, amend or terminate any of the Company Agreements or waive, release or assign any material rights or claims, except in the ordinary course of business consistent with past practice or except to effect any assignment from or to obtain any waiver, amendment or consent to, the Company's succession to the Joint Venture thereunder or the Merger and other transactions contemplated hereby;

                  (f) none of the Company, any of its Subsidiaries or the Company Affiliates shall permit any material insurance policy naming any of them as a beneficiary or a loss payable payee to be canceled or

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         terminated  without notice to Parent,  except in the ordinary course of business consistent with past practice;

                  (g) neither the Company nor any of its Subsidiaries shall: (i) incur or assume any debt except for borrowings under existing credit facilities in the ordinary course consistent with past practice; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person, except in the ordinary course of business consistent with past practice; (iii) make any loans, advances or capital contributions to, or investments in, any other person (other than to wholly owned Subsidiaries of the Company); or (iv) enter into any material commitment (including, but not limited to, any leases, capital expenditure or purchase of assets);

                  (h) neither the Company nor any of its Subsidiaries shall change any of the accounting principles used by it unless required by GAAP;

                  (i) neither the Company nor any of its Subsidiaries shall pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of any such claims, liabilities or obligations when any of the foregoing become due and payable, to the extent, (x) reflected or reserved against in the consolidated financial statements (or the notes thereto) of the Company and its consolidated Subsidiaries, (y) incurred in the ordinary course of business consistent with past practice or (z) which are legally required to be paid, discharged or satisfied; provided, however, that the Company shall pay and discharge in full all its indebtedness owed to the Company's Bank (as defined in Section 5.12 hereof) in accordance with
         Section 5.12 hereof and may pay up to a maximum of Fifty Thousand Dollars ($50,000) of the fees and expenses of Michener, Larimore, Swindle, Whitaker, Flowers, Sawyer, Reynolds & Chalk, L.L.P. incurred in connection with this Agreement and the transactions contemplated hereby, as contemplated by Section 9.1;

                  (j) neither the Company nor any of its Subsidiaries will adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other material reorganization of the Company or any of its Subsidiaries or any agreement relating to a Takeover Proposal (as defined in Section 5.4) (other than the Merger);

                  (k) neither the Company nor any of its Subsidiaries will take, or agree to commit to take, any action that would make any representation or warranty of the Company contained herein inaccurate in any respect at, or as of any time prior to, the Effective Time;

                  (l) neither the Company nor any of its Subsidiaries will engage in any transaction with, or enter into any agreement, arrangement, or understanding with, directly or indirectly, any of the Affiliates of the Company, other than pursuant to such agreements,

                                       26
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                                       60


         arrangements, or understandings existing on the date of this Agreement (which are set forth on Section 5.1(l) of the Company Disclosure Schedule);

                  (m) enter into any new lease (other than renewals of existing leases after consultation with Parent) or purchase or acquire or enter into any agreement to purchase or acquire any real estate;

                  (n) neither the Company nor any of its Subsidiaries will incur any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that have, or would be reasonably likely to have, a material adverse effect on the Company and its Subsidiaries; and

                  (o) neither the Company nor any of its Subsidiaries will enter into an agreement, contract, commitment or arrangement to do any of the foregoing, or to authorize, recommend, propose or announce an intention to do any of the foregoing.

         Section 5.2       ACCESS TO INFORMATION.

                  (a) To the extent permitted by applicable law, the Company and, with respect to the Employer Affiliates, each of Stanley R. Fimberg and Ralph V. Williams, shall (and shall cause each of its Subsidiaries to) afford to the officers, employees, accountants, counsel, financing sources and other representatives of Parent, access, during normal business hours, during the period prior to the Effective Time, to all of its, its Subsidiaries', and the Employer Affiliates' properties, books, contracts, commitments and records (including any Tax Returns or other Tax related information pertaining to the Company and its Subsidiaries) and, during such period, the Company shall (and shall cause each of its Subsidiaries to) furnish promptly to Parent (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws and (ii) all other information concerning its business, properties and personnel as Parent may reasonably request (including any Tax Returns or other Tax related information pertaining to the Company and its Subsidiaries).

                  (b) To the extent permitted by applicable law, Parent shall (and shall cause each of its Subsidiaries to) afford to the officers, employees, accountants, counsel, financing sources and other representatives of the Company, access, during normal business hours, during the period prior to the Effective Time, to its and all of its Subsidiaries' properties, books, contracts, commitments and records (including any Tax Returns pertaining to Parent) and, during such period, Parent shall (and shall cause each of its Subsidiaries to) furnish promptly to the Company (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of the federal securities laws and (b) all other information as the Company may reasonably request (including any Tax Returns pertaining to Parent); provided, however, in no event shall Parent or its Subsidiaries be required to provide access to proprietary computer programs and related documentation.

                  (c) Neither Parent nor its Subsidiaries shall disclose or use or enable anyone else to disclose or use any confidential information of the Company, except if such information which (i) is generally publicly known or becomes generally publicly known through no fault of Parent or its Subsidiaries, (ii) is generally or readily obtainable within the industry relating to the Company, (iii) was available or becomes available to Parent or its Subsidiaries on a non-confidential basis, or (iv) Parent or its Subsidiaries is legally required, by deposition, subpoena or other court or governmental action, to disclose; provided, however, that in connection with the transactions contemplated hereby, Parent may disclose confidential information of the Company to its accountants, lawyers and other representatives advising or assisting Parent in connection therewith, provided that all such parties are informed of this confidentiality arrangement and the confidential nature of such information. In the event of termination of this Agreement, Parent shall use all reasonable efforts to (x) cause to be delivered to the Company and retain no copies of any documents, work papers, and other materials obtained by Parent or on its behalf from the Company, whether so obtained before or after the execution hereof, and (y) destroy any documents, memoranda, notes, or other writings prepared by Parent based on information contained in such materials. Parent's obligations under this Section 5.2(c) shall terminate on the Closing Date.

                  (d) Any non-public information that the Company or its Subsidiaries obtain in connection herewith with respect to Parent or its Subsidiaries shall be deemed confidential, and the Company or its Subsidiaries shall not disclose such information to any third party or use such information to the detriment of Parent or its Subsidiaries; provided, that (i) the Company or its Subsidiaries may use and disclose any such information once it has been publicly disclosed (other than by the Company or its Subsidiaries in breach of their obligations under this Section 5.2(d)) or which has rightfully come into the possession of the Company or its Subsidiaries (other than from Parent or its Subsidiaries) and (ii) to the extent that the Company or its Subsidiaries may become legally compelled to disclose any of such information, the Company or its Subsidiaries may disclose such information if reasonable efforts have been used by the Company or its Subsidiaries (and Parent or its Subsidiaries have been afforded the opportunity) to obtain an appropriate protective order or other satisfactory assurance of confidential treatment for the information required to be disclosed.

         Section 5.3 CONSENTS AND APPROVALS. Each of the Company, Parent and Sub will take all reasonable actions necessary to comply promptly with all legal requirements (which actions shall include, without limitation, furnishing all information in connection with filings with any Governmental Entity), and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their Subsidiaries in connection with this Agreement and the transactions contemplated hereby. Each of the Company, Parent and Sub will, and will cause its Subsidiaries to, take all reasonable actions necessary to obtain any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party, required to be obtained or made by Parent, Sub, the Company or any of their respective Subsidiaries in connection with the Merger or the taking of any action contemplated by this Agreement.

                                       28
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                                       62


         Section 5.4       NO SOLICITATION.

                  (a) The Shareholders and the Company (and its Subsidiaries and Affiliates over which it exercises control) will not, and the Shareholders and the Company (and its Subsidiaries and Affiliates over which it exercises control) will use their best efforts to ensure that their respective officers, directors, employees, investment bankers, attorneys, accountants and other agents do not, directly or indirectly:
         (i) initiate, solicit or encourage, or take any action to facilitate the making of, any offer or proposal which constitutes or is reasonably likely to lead to any Takeover Proposal (as defined below) of the Company or any Subsidiary or an inquiry with respect thereto, or, (ii) in the event of an unsolicited Takeover Proposal for the Company or any Subsidiary or Affiliate of the Company, engage in negotiations or discussions with, or provide any information or data to, any corporation, partnership, person or other entity or group (other than Parent, any of its Affiliates or representatives) (each, a "Person") relating to any Takeover Proposal. The Company shall notify Parent and Sub orally and in writing of any such offers, proposals, inquiries or Takeover Proposals (including, without limitation, the material terms and conditions thereof and the identity of the Person making it), within 24 hours of the receipt thereof, and shall thereafter inform Parent on a reasonable basis of the status and content of any discussions or negotiations with such a third party, including any material changes to the terms and conditions thereof. The Company shall, and shall cause its Subsidiaries and Affiliates over which it exercises control, and will use best efforts to ensure their respective officers, directors, employees, investment bankers, attorneys, accountants and other agents to, immediately cease and cause to be terminated all discussions and negotiations that have taken place prior to the date hereof, if any, with any parties conducted heretofore with respect to any Takeover Proposal relating to the Company.

                  (b) As used in this Agreement, "Takeover Proposal" when used in connection with any Person shall mean any tender or exchange offer involving the capital stock of such Person, any proposal for a merger, consolidation or other business combination involving such Person or any Subsidiary of such Person, any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the business or assets of, such Person or any Subsidiary of such Person, any proposal or offer with respect to any recapitalization or restructuring with respect to such Person or any Subsidiary of such Person or any proposal or offer with respect to any other transaction similar to any of the foregoing with respect to such Person or any Subsidiary of such Person other than pursuant to the transactions to be effected pursuant to this Agreement.

         Section 5.5 ADDITIONAL AGREEMENTS. Subject to the terms and conditions herein provided (including, but not limited to, Section 5.3) each of the parties hereto agrees to use its reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable, whether under applicable laws and regulations or otherwise, or to remove any injunctions or other impediments or delays, legal or otherwise, to consummate and make effective the Merger and the other transactions contemplated by this Agreement. In case at any time after the Effective Time any further

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                                       63


action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of the Company and Parent shall use their reasonable efforts to take, or cause to be taken, all such necessary actions.

         Section 5.6 PUBLICITY. So long as this Agreement is in effect, none of the Shareholders, the Company nor Parent (nor any of their Affiliates which any of them control) shall issue or cause the publication of any press release or other public statement or announcement with respect to this Agreement or the transactions contemplated hereby without the prior consultation of the other party, except as may be required by law or by obligations pursuant to Parent's listing agreement with the National Association of Securities Dealers, Inc. National Market System ("NASDAQ NMS"), provided that each party will use its best efforts to consult with the other party prior to any such issuance.

         Section 5.7 NOTIFICATION OF CERTAIN MATTERS. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of
(a) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time and (b) any material failure of the Company or Parent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.7 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

         Section 5.8 COOPERATION. Parent and the Company shall together, or pursuant to an allocation of responsibility to be agreed upon between them, coordinate and cooperate (a) with respect to the timing of the Company Special Meeting, if any, (b) in determining whether any action by or in respect of, or filing with, any Governmental Entity is required, or any actions, consents approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement, and (c) in seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith and timely seeking to obtain any such actions, consents, approvals or waivers.

         Section 5.9 REPRESENTATION ON BOARD OF DIRECTORS. If at the time of Parent's 1997 Annual Meeting of Shareholders the Consulting Agreement with Stanley Fimberg and the Employment Agreement with Pat Holder are still in full force and effect, then Parent shall cause each of Messrs. Fimberg and Holder to be nominated for election to the Board of Directors of Parent.

         Section 5.10 EMPLOYMENT AGREEMENTS. On the Closing Date, the Surviving Corporation shall enter into employment agreements (the "Employment Agreements") with each of Pat Holder, Annette Hoover, Bruce Woodward, Peggy Crow Smith and Peggy Hunt in substantially the forms of Exhibits A-1 through A-5 attached hereto.

                                       30
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                                       64


         Section 5.11 FIMBERG/WILLIAMS CONSULTING AGREEMENTS. On the Closing Date, Parent shall enter into the Consulting Agreements (the "Consulting Agreements") with each of Stanley Fimberg and Ralph Williams in substantially the forms of Exhibits B-1 and B-2 attached hereto.

         Section 5.12 PAY OFF OF COMPANY INDEBTEDNESS. The Company will pay and discharge in full all indebtedness owed to Texas Commerce Bank, NA (the
"Company's Bank") and will procure from the Company's Bank evidence, satisfactory to Parent and its counsel, of the termination of such credit facility, the satisfaction of all the Company's obligations and liabilities thereunder and the release of all liens securing such indebtedness on or prior to the Closing.

         Section 5.13 RESTRICTIONS ON ISSUANCE OF PARENT COMMON STOCK; DIVIDENDS AND DISTRIBUTIONS. From the date of this Agreement through the Effective Time, except with the prior written consent of the Company, Parent will not (a) issue any additional shares of Parent Common Stock or securities convertible into shares of Parent Common Stock (other than issuances pursuant to those options, warrants, calls, preemptive rights, subscriptions and other rights, convertible securities, agreements and arrangements set forth in Section 4.2 of the Parent Disclosure Schedule), (b) directly or indirectly split, combine or reclassify the outstanding Parent Common Stock, or (c) disclose, pay, or make any dividend or distribution of any kind on the Parent Common Stock (whether in cash, property, additional shares of Parent Common Stock, shares of any other class of Parent's capital stock, evidences of indebtedness of any kind or description, shares of the capital stock of any Subsidiary, or otherwise).

         Section 5.14 RDO SALARIES. As soon as practicable after the Effective Time, Parent will cause the Surviving Corporation to increase by Ten Thousand Dollars ($10,000) the annual salary of each Regional Director of Operations (collectively, the "RDOs") listed on Schedule III attached hereto.

         Section 5.15 EMPLOYEE STOCK OPTION AWARDS. After the Effective Time, Parent will cause non-qualified stock option grants of up to a maximum of Two Thousand Five Hundred (2,500) shares of Parent Common Stock to be awarded to the RDOs, and in such amounts, as designated by Pat Holder after the Effective Time (the "Stock Option Awards"). The Stock Option Awards will be issued under the Parent's Amended and Restated 1992 Incentive Equity Plan pursuant to Award Agreements (as defined therein) upon terms and conditions substantially similar to Award Agreements currently in effect between Parent and other key employees of Parent.

         Section 5.16 LEASE GUARANTIES. After the Effective Time, Parent will use commercially reasonable efforts to cause the release and termination of the personal guaranties of Stanley R. Fimberg and Pat Holder with respect to the Company's lease of the property located at 8615 Freeport Parkway, Suite 200, Irving, Texas 75063 (the "Main Office Premises"). Parent's commercially reasonable efforts will in no event require Parent to make any payment to the landlord of the Main Office Premises in consideration for, or in order to induce, any such release and termination.

                                   ARTICLE VI

                                   CONDITIONS

         Section 6.1 CONDITIONS TO THE OBLIGATIONS OF EACH PARTY. The obligations of the Company, on the one hand, and Parent and Sub, on the other hand, to consummate the Merger are subject to the satisfaction (or, if permissible, waiver by the Company, Parent and Sub) of the following conditions:

                  (a) this Agreement shall have been adopted and approved by the shareholders of the Company in accordance with the TBCA;

                  (b) no court, arbitrator or governmental body, agency or official shall have issued any order, decree or ruling which remains in force and there shall not be any statute, rule or regulation, restraining, enjoining or prohibiting the consummation of the Merger;

                  (c) All consents, authorizations, orders, approvals, amendments and waivers of (or filings or registrations with) any Governmental Entity or any third party to any Company Agreement, required in connection with the execution, delivery and performance of this Agreement shall have been obtained or made, except for filings in connection with the Merger and any other documents required to be filed after the Effective Time;

                  (d) The parties shall have received fully executed copies of each of the Employment Agreements and the Consulting Agreements; and

                  (e) All consents, authorizations, orders, approvals, amendments and waivers of (or filings or registrations with) any Governmental Entity or any third party to any Company Agreement, required in connection with, or as a result of, the consummation of the Texas Merger shall have been obtained or made; and

                  (f) on the last trading day prior to the Closing Date, the closing price for Parents's Common Stock shall have been equal to or greater than Sixteen Dollars ($16) per share and less than or equal to Twenty-Four Dollars ($24) per share.

                  (g) All schedules identified in this Agreement will be revised and updated as of the Closing Date by Parent, Sub, and the Company, as the case may be, to ensure that such schedules will be true and complete in all material respects as of the Closing Date as contemplated by Sections 3.19 and 4.8 of this Agreement. All such revisions must be satisfactory to Parent, in the case of the Company Disclosure Schedule, and the Company, in the case of the Parent Disclosure Schedule.


         Section  6.2   CONDITIONS  TO   OBLIGATIONS  OF  PARENT  AND  SUB.  The
obligations of Parent and Sub to consummate the Merger are subject to the satisfaction (or if permissible, waiver by Parent and Sub) of the following conditions:

                  (a) Except for changes contemplated by this Agreement, each of the representations and warranties of the Shareholders and/or Company contained in Article III of this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time, and the Shareholders and the Company shall have delivered to Parent and Sub a certificate to that effect signed by the Shareholders and an executive officer of the Company, respectively;

                  (b) The Shareholders and the Company shall have complied in all material respects with each of its obligations under this Agreement and shall have delivered to Parent and Sub a certificate to that effect signed by the Shareholders and an executive officer of the Company, respectively;

                  (c) All the officers and directors of the Company, other than those continuing in such positions as set forth in Section 1.4, shall have tendered resignations to become effective as of the Effective Time;

                  (d) All indebtedness of any employee, officer or director of the Company to the Company, as the case may be, shall have been paid in full;

                  (e) Parent and Sub shall have received an opinion from Michener, Larimore, Swindle, Whitaker, Flowers, Sawyer, Reynolds & Chalk, L.L.P., counsel for the Company, in form and substance reasonably satisfactory to Parent;

                  (f) Parent shall have received from each Shareholder an agreement and acknowledgment substantially in the form of Exhibit C to this Agreement;

                  (g) All indebtedness of the Company to the Company's Bank shall have been paid in full and all liens securing such indebtedness shall have been terminated and released;

                  (h) Parent shall be satisfied in good faith with the results of its business and legal due diligence review of the Company such that Parent's expected benefits to be derived from and risks assumed under this Agreement have not materially and adversely changed since the date of its execution of this Agreement. Parent shall not be deemed to have accepted as satisfactory any matters contained in the Company Disclosure Schedule prior to its complete review of all the information relating to such matters; and


         Section 6.3 CONDITIONS TO THE OBLIGATIONS OF THE COMPANY. The obligations of the Company to consummate the Merger are subject to the satisfaction (or if permissible, waiver by the Company) of the following conditions:

                  (a) Each of the representations and warranties of Parent and Sub contained in Article IV of this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time and Parent and Sub shall have delivered to the Company a certificate to that effect signed by an executive officer;

                  (b) Parent and Sub shall have complied in all material respects with each of their obligations under this Agreement and Parent and Sub shall have delivered to the Company a certificate to that effect signed by an executive officer;

                  (c) The Company shall have received an opinion from Benesch, Friedlander, Coplan & Aronoff, P.L.L., counsel for Parent and Sub, in form and substance reasonably satisfactory to the Company;

                  (d) The Shareholders and Parent shall have each executed and delivered a Registration Rights Agreement substantially in the form of Exhibit D attached hereto; and

                  (e) The Company shall be satisfied in good faith with the results of its business and legal due diligence review of the Parent such that the Company's expected benefits to be derived from and risks assumed under this Agreement have not materially and adversely changed since the date of its execution of this Agreement. The Company shall not be deemed to have accepted as satisfactory any matters contained in the Parent Disclosure Schedule prior to its complete review of all the information relating to such matters.


                                   ARTICLE VII

                                   TERMINATION

         Section 7.1 TERMINATION. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and the Merger contemplated herein may be abandoned at any time prior to the Effective Time, whether before or after shareholder approval hereof:

                  (a)      By the mutual consent of Parent and the Company.

                  (b) By either the Company or Parent if any Governmental Entity shall have issued an order, decree or ruling or taken any other action (which order, decree, ruling or other action the parties hereto shall use their best efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable.

                  (c) By the Company if Parent or Sub (x) breaches or fails in any material respect to perform or comply with any of its material covenants and agreements contained herein or (y) breaches its representations and warranties in any material respect and such breach would have or would be reasonably likely to have a material adverse effect on Parent and its Subsidiaries; provided, however, that if any such breach is cured on or before the date scheduled for Closing pursuant to Section 1.3 (without implying or imposing any obligation on the Company to extend the same), the Company may not terminate this Agreement pursuant to this Section 7.1(c).

                  (d) By Parent if the Company or any of the Shareholders, as the case may be, (x) breaches or fails in any material respect to perform or comply with any of its, his or her material covenants and agreements contained herein or (y) breaches its, his or her representations and warranties in any material respect; provided, however, that if any such breach is cured prior to the date scheduled for Closing pursuant to Section 1.3 (without implying or imposing any obligation on Parent to extend the same), Parent may not terminate this Agreement pursuant to this Section 7.1(d).

                  (e) By either the Company or Parent if the conditions precedent to their respective obligations to consummate the Merger, as set forth in Article VI hereof, are not satisfied on the date scheduled for Closing pursuant to Section 1.3 or, if permissible waived.

         Section 7.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement as provided in Section 7.1, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination is made, including, without limitation, if the termination is being made pursuant to Section 7.1(e), the reasons for such party being dissatisfied with the results of its due diligence investigation, and this Agreement shall forthwith become null and void, and there shall be no liability on the part of Parent, Sub or the Company except (A) for fraud or for material breach of this Agreement and (B) as set forth in Sections 9.1 and 9.2 hereof.


                                  ARTICLE VIII

                           SURVIVAL OF REPRESENTATIONS
                    AND WARRANTIES; INDEMNIFICATION; DISPUTES

          Section 8.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Notwithstanding the Closing of the transactions contemplated under this Agreement, or any investigation made by or on behalf of any party to this Agreement, the representations and warranties of the Company and the Shareholders contained in this Agreement or in any certificate, Company Disclosure Schedule, chart, list, letter, compilation or other document furnished or to be furnished pursuant to this Agreement, will survive the Merger as provided in Section 9.4 hereof.

         Section 8.2 INDEMNIFICATION. Shareholders, jointly and severally, will indemnify and save harmless Parent and its Subsidiaries, shareholders, directors, officers, employees and agents from any and all costs, expenses, losses, damages and liabilities incurred or suffered, directly or indirectly, by any of them (including, without limitation, reasonable legal fees and expenses), in each case, net of any insurance proceeds that Parent or any Subsidiary of Parent is entitled to receive and that is not subject to any rights of setoff or claims for subrogation on the part of the insurance carrier, (collectively, in each case, an "Indemnification Claim") resulting from or attributable to (a) the breach of any covenant or agreement of the Company or any of the Shareholders hereunder, (b) the breach of, or misstatement in, any one or more of the representations or warranties of Company or the Shareholders made in or pursuant to this Agreement, and (c) any claims, demands, suits, investigations, proceedings or actions by any third party containing allegations that, if true would constitute a breach of, or misstatement in, any one or more of the representations or warranties of Company or the Shareholders made in or pursuant to this Agreement (a "Third Party Claim"); provided, however, that in the event of any Third Party Claim pursuant to paragraph (c) of this Section 8.2 as to which Parent seeks indemnification hereunder, and as to which the Shareholders assume the defense, if it is finally determined by a court of competent jurisdiction that Parent, the Surviving Corporation, any of their Subsidiaries, and the Shareholders have no liability with respect to such Third Party Claim or, if not so determined, the Shareholders have effected a final and binding settlement of such Third Party Claim without incurring any payment or other obligation, then such Third Party Claim will not constitute an Indemnification Claim.

         Section 8.3 DEFENSE OF CLAIM. In case Parent, Surviving Corporation or any of their Subsidiaries has received actual notice of any claim asserted or any action or administrative or other proceeding commenced in respect of which claim, action or proceeding, an Indemnification Claim properly may be asserted against Shareholders pursuant to this Agreement, Parent will give notice in writing to Shareholders within twenty (20) days of its receipt of such notice provided that Parent's failure to give notice within such twenty (20) day period will not operate as a bar to its Indemnification Claim hereunder so long as the Shareholders are not materially prejudiced by any such delay. Within twenty (20) days after the receipt of such notice, Shareholders may give Parent written notice of their election to conduct the defense of such claim, action or proceeding at their own expense. Any such election will be effective, and will be binding on, and enforceable against, each of the Shareholders, jointly and severally, if the election is signed by Shareholders receiving at least a majority of the Merger Consideration hereunder. If Shareholders have given Parent such notice of election to conduct the defense, Shareholders may conduct the defense at their expense, but Parent will nevertheless have the right to participate in the defense, but such participation will be solely at the expense of Parent, without a right of further reimbursement. If Shareholders have not so notified Parent in writing (within the time above provided) of their election to conduct the defense of such claim, action or proceeding, Parent may (but need not) conduct (at Shareholders' expense) the defense of such claim, action or proceeding. Parent may at any time notify Shareholders of Parent's intention to settle, compromise or satisfy any such claim, action or proceeding (the defense of which Shareholders have not previously elected to conduct) and may make such settlement, compromise or satisfaction (at Shareholders' expense) unless Shareholders notify Parent in writing (within five (5) days after receipt of such notice of intention to settle, compromise or satisfy) of their election to assume (at their expense) the defense of any such claim, action or proceeding and promptly take appropriate action to implement such defense. Any bona fide settlement, compromise or satisfaction made by Parent, or any such final judgment or decree entered in, any claim, action or proceeding defended only by Parent, regardless of the amount or terms, will be deemed to have been consented to by, and will be binding on, Shareholders as fully as though they alone had assumed the defense and a final judgment or decree had been entered in such proceeding or action by a court of competent jurisdiction in the amount of such settlement, compromise, satisfaction, judgment or decree. If Shareholders have elected under this Section 8.3 to conduct the defense of any claim, action or proceeding, then Shareholders will be obligated in respect of the amount of any adverse final judgment or decree rendered with respect to such claim, action or proceeding which will constitute an Indemnification Claim hereunder. If Shareholders elect to settle, compromise or satisfy any claim, action or proceeding defended by them, the cost of any such settlement, compromise or satisfaction will constitute an Indemnification Claim hereunder and may be made only with the consent of Parent, which consent will not be unreasonably withheld. Parent and Shareholders will use all reasonable efforts to cooperate fully with respect to the defense of any claim, action or proceeding covered by this Section 8.3.

         Section 8.4 LIMITATIONS ON INDEMNIFICATION. Any of the foregoing notwithstanding, Parent will not have the right to assess and collect the amount of an Indemnification Claim under Section 8.2 hereof unless and until the aggregate amount of the Indemnification Claim exceeds Four Hundred Thousand Dollars ($400,000) (the "Threshold Amount") and thereafter, will be entitled to the full extent of the Indemnification Claim and all subsequent Indemnification Claims, if any (it being acknowledged and understood that Parent may assess and collect any such subsequent Indemnification Claim only if it exceeds Ten Thousand Dollars ($10,000) in value). In determining whether the Threshold Amount is met, Parent shall be entitled to aggregate each separate Indemnification Claim from and after the Closing Date unless (i) any such separate Indemnification Claim, individually, fails to exceed Ten Thousand Dollars ($10,000), or (ii) Parent has not followed the procedures required under this Article VIII with respect to such Indemnification Claim.

         Section 8.5 SATISFACTION OF INDEMNIFICATION CLAIMS. If at any time or times Parent is entitled to payment on account of an Indemnification Claim, it will provide the Shareholders with notice of such right and the amount of the Indemnification Claim. The Shareholders will each individually have twenty (20) days from the date of such notice in which to elect to pay his or her pro rata (based upon the proportionate amount of the Merger Consideration payable to such Shareholder hereunder) portion of such Indemnification Claim to Parent in cash. If such Shareholder does not satisfy his or her pro rata share of the Indemnification Claim by cash payment, then the Exchange/Escrow Agent will satisfy such Indemnification Claim by cancelling first, that number of the Escrow Shares, second, if necessary, the Group 1 Forfeitable Shares, issued and not released pursuant to Section 2.2(d)(ii)(A) hereof to such Shareholder, and third, if necessary, the Group 2 Forfeitable Shares, issued and not released pursuant to Section 2.2(d)(ii)(B) hereof to such Shareholder, as may be necessary to satisfy such Indemnification Claim; provided, however, that in the event the Forfeitable Shares so cancelled would not have been released to the Shareholders pursuant to Section 2.2(d)(ii) prior to the Fourth Anniversary had they not been cancelled, such Forfeitable Shares so cancelled shall be deemed to have no value and the Shareholders satisfying their Indemnification Claims through the cancellation of such Forfeitable Shares shall be obligated to satisfy such Indemnification Claims by cash payment not later than twenty (20) days following the Fourth Anniversary. In determining the number of Escrow Shares and/or Forfeitable Shares necessary to satisfy any Indemnification Claim hereunder, each Exchange Share will be given a value of Twenty Dollars ($20.00). If at the time any Exchange Shares become subject to cancellation pursuant to this Section 8.5, the Exchange/Escrow Agent is also holding Exchange Share Proceeds and Proceeds Earnings, if any, all such Exchange Share Proceeds and Proceeds Earnings attributable to the Exchange Shares being cancelled will likewise be cancelled or shall revert to Parent, as the case may be, all without being accorded any additional or separate value for purposes of satisfying any

                                       37
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                                       71


Indemnification Claim. The Shareholders will be and remain liable for any Indemnification Claim which cannot be satisfied by means of the cancellation of any Exchange Shares.


                                   ARTICLE IX

                                  MISCELLANEOUS

         Section 9.1 FEES AND EXPENSES. All costs and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby shall be paid by Parent and Sub on the one hand, and by the Shareholders on account of the costs and expenses incurred by the Shareholders and the Company, on the other hand. The preceding sentence notwithstanding, the Company shall pay, prior to the Closing, the fees and expenses of Michener, Larimore, Swindle, Whitaker, Flowers, Sawyer, Reynolds & Chalk, L.L.P. up to a maximum of Fifty Thousand Dollars ($50,000).

         Section 9.2       FINDERS' FEES.

                  (a) There is no  investment  banker,  broker,  finder or other intermediary which has been retained by or is authorized to act on behalf of the Shareholders, the Company or any of its Subsidiaries who might be entitled to any fee or commission from the Shareholders, the Company or any of its Subsidiaries upon consummation of the transactions contemplated by this Agreement.

                  (b) There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Parent or any of its Subsidiaries who might be entitled to any fee or commission from Parent or any of its Subsidiaries upon consummation of the transactions contemplated by this Agreement.

         Section 9.3 AMENDMENT AND MODIFICATION. Subject to applicable law, this Agreement may be amended, modified and supplemented in any and all respects, whether before or after the approval of the shareholders of the Company contemplated hereby, by written agreement of the parties hereto, at any time prior to the Effective Time with respect to any of the terms contained herein; provided, however, that after the approval of this Agreement by the shareholders of the Company, no such amendment, modification or supplement shall reduce or change the consideration to be received by the Shareholders in the Merger.

         Section 9.4 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Shareholders and the Company contained in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive any investigation by Parent or Sub and shall not terminate until the Fourth Anniversary at which time they shall lapse. Notwithstanding the foregoing, any Indemnification Claim shall survive the Fourth Anniversary if Parent has given notice to the Shareholders of such Indemnification Claim prior to the Fourth Anniversary.

         Section 9.5 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by an overnight courier service, such as Federal Express, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a)      if to Parent or Sub, to:
                           Cardinal Realty Services, Inc.
                           6954 Americana Parkway
                           Reynoldsburg, Ohio  43068
                           Attention:  Mark D. Thompson
                           Executive Vice President
                           Telephone No.:  (614) 759-1566
                           Telecopy No.:  (614) 575-5175


                           with a copy to:

                           Benesch, Friedlander, Coplan & Aronoff P.L.L. 2300 BP America Building
                           200 Public Square
                           Cleveland, Ohio  44114
                           Attention:  Bradley A. Van Auken
                           Telephone No.:  (216) 363-4500
                           Telecopy No.:  (216) 363-4588

                           and

                  (b)      if to the Company or the Shareholders, to:

                           Lexford Properties, Inc.
                           8615 Freeport Parkway, Suite 200
                           Irving, Texas  75063
                           Attention:  Pat Holder
                           Telephone No.:  (214) 929-4880
                           Telecopy No.:  (214) 929-1465

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
                                       73


                           with a copy to:

                           Michener, Larimore, Swindle, Whitaker, Flowers, Sawyer, Reynolds & Chalk, L.L.P.
                           3500 City Center Tower II
                           301 Commerce Street
                           Fort Worth, Texas  76102-4186
                           Attention:  John W. Michener, Jr.
                           Telephone No.:  (817) 335-4417
                           Telecopy No.:  (817) 335-6935

         Any notice given by (i) telecopier will be effective when confirmed if given on a business day, otherwise it will be effective on the next succeeding business day; (ii) overnight courier or personal delivery will be effective on the day delivered, unless such day is not a business day, otherwise it will be effective on the next succeeding business day. For purposes of this Agreement, "business day" will mean any day which is not a Saturday, Sunday or federal holiday.

         Section 9.6 INTERPRETATION. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words "include", "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation". As used in this Agreement, the term "Affiliate(s)" shall have the meaning set forth in Rule 12b-2 of the Exchange Act.

         Section 9.7 COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

         Section 9.8 ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES; RIGHTS OF OWNERSHIP. This Agreement (including the exhibits hereto and the documents and the instruments referred to herein): (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

         Section 9.9 SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         Section 9.10 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to the remedy of specific performance of the terms hereof, in addition to any other remedy at law or equity.

         Section 9.11 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Ohio without giving effect to the principles of conflicts of law thereof.

         Section 9.12 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Sub may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to Parent or to any direct or indirect wholly owned Subsidiary of Parent; provided, however, that no such assignment shall relieve Parent from any of its obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

         Section 9.13 ARBITRATION. In the event any dispute or controversy arises under this Agreement, the Shareholders, acting through the holders of a majority in interest of the Exchange Shares at the Effective Time, the Company, Parent or Sub, as the case may be, will resolve such dispute or controversy through arbitration. Such dispute or controversy will be submitted by the parties thereto to binding arbitration before a single arbitrator in Columbus, Ohio, selected by the parties to the dispute or controversy, or, if such parties cannot agree on an arbitrator, by the American Arbitration Association. The arbitration will be conducted in accordance with the rules of the American Arbitration Association, then in effect. The award or decision will be rendered in such form that judgment may be entered thereon in any court having jurisdiction and will be final and binding upon all the parties.

         If the dispute or controversy relates to the allegation by one party of a breach of this Agreement by another party, the fees and expenses of the arbitration (excluding the fees and expenses of counsel, accountants or other professionals retained by a party (such expenses to be borne by the party retaining such professionals)) (the "Arbitration Costs") will be borne by the breaching party, if a breach was determined to exist by the arbitrator or by the party alleging the breach, if no breach was determined to exist by the arbitrator. If the dispute or controversy relates to the amount of an Indemnification Claim, each party to such dispute or controversy will submit to the arbitrator its determination of the amount, if any, of the Indemnification Claim in dispute (the difference between the amount of the Indemnification Claim submitted by Parent and the amount of the Indemnification Claim submitted by the Shareholders is referred to as the "Indemnification Claim Dispute Amount"). If the arbitrator's final determination of such Indemnification Claim results in an amount which is (i) less than the Indemnification Claim submitted by Parent (such shortage amount referred to as the "Decrease in Indemnification Claim") and the Decrease in Indemnification Claim is greater than fifty percent (50%) of the Indemnification Claim Dispute Amount, or (ii) less than or equal to the Indemnification Claim submitted by the Shareholders, Parent will bear the Arbitration Costs. If the arbitrator's final determination of such Indemnification Claim results in an amount which (i) results in a Decrease in Indemnification Claim and the Decrease in Indemnification Claim is fifty percent

(50%) or less than the Indemnification Claim Dispute Amount, or (ii) is more than the Indemnification Claim submitted by Parent, the Shareholders will bear the Arbitration Costs.

         IN WITNESS WHEREOF, Parent, Sub, the Company and the Shareholders have each caused this Agreement to be signed (by their respective officers thereunto duly authorized in the case of Parent, Sub and the Company) as of the date first written above.




/s/ Pat Holder                             CARDINAL REALTY SERVICES, INC.
- -----------------------------
PAT HOLDER                                 By:  /s/ Mark D. Thompson
                                               -------------------------
/s/ Stanley R. Fimberg                     Name:  Mark D. Thompson
- -----------------------------              Title: Executive Vice President
STANLEY R. FIMBERG                                  of Corporate Acquisitions

/s/ Ralph V. Williams
- ----------------------------               REXFLOR ACQUISITION
RALPH V. WILLIAMS                             CORPORATION

/s/ Annette Hoover                         By:  /s/ Mark D. Thompson
- ----------------------------                   -------------------------
ANNETTE HOOVER                             Name:  Mark D. Thompson
                                           Title:  Vice President
/s/ Bruce Woodward
- ----------------------------
BRUCE WOODWARD

/s/ Eric Madsen                            LEXFORD PROPERTIES, INC.
- ----------------------------
ERIC MADSEN                                 By: /s/ Pat Holder
                                               ---------------------------
                                            Name:  Pat Holder
/s/ Peggy Crow Smith                        Title: President
- ----------------------------
PEGGY CROW SMITH


FSC REALTY, L.L.C.


By:  /s/ Stanley R. Fimberg, Manager
    --------------------------------
     STANLEY R. FIMBERG, MANAGER

                                   SCHEDULE I

                               TO MERGER AGREEMENT


   Name of Shareholder          Number of           Number of Shares           Number of          Number of          Number of
                                 Shares               of Parent             Escrow Shares         Group 1             Group 2
                               of Company               Common                                  Forfeitable         Forfeitable
                              Common Stock         Stock to Receive                                Shares              Shares
                                                          at
                                                    Effective Time
=========================== ===================== =======================  =================== ===================  ==============
Pat Holder                                    500                  50,000               12,500              37,500          75,000
Annette Hoover                                200                  20,000                5,000              15,000          30,000
Bruce Woodward                                200                  20,000                5,000              15,000          30,000
Peggy Crow Smith                              100                  10,000                2,500               7,500          15,000
FSC Realty, L.L.C.                            470                  47,000               11,750              35,250          70,500
Ralph V. Williams                             380                  38,000                9,500              28,500          57,000
Eric Madsen                                   150                  15,000                3,750              11,250          22,500
TOTALS                                      2,000                 200,000               50,000             150,000         300,000
=========================== ===================== =======================  =================== ===================  ==============

                                   SCHEDULE II

                               TO MERGER AGREEMENT

Contribution to Profit shall be the net profit of the management services segment of Parent's business, determined in a manner consistent with past practices as set forth on, and using an allocation of Parent's overhead expenses as set forth on, the attached schedules. Notwithstanding the foregoing, (a) all expenses of Parent (i) for which an Indemnification Claim was made and satisfied in accordance with Article VIII of the Merger Agreement or (ii) incurred under the Consulting Agreements, shall be excluded from any calculation of
Contribution to Profit, and (b) subject to the following paragraph, all regularly scheduled payments made by Lexford Northwest, Inc. ("LNI") in accordance with that certain Exclusive Management Agreement dated as of November 1, 1994 (the "Management Agreement") by and between LNI, CPM Properties L.P. and Mark C. Odell ("Odell Payments") shall be included as expenses in any determination of Contribution to Profit.

The preceding sentence notwithstanding, if the working capital of the Company immediately prior to the Effective Time is positive, then a credit against each Odell Payment shall be made for purposes of determining Contribution to Profit as follows: For purposes of determining Contribution to Profit, a credit shall be made against each Odell Payment (offsetting the amount of such expense) in an amount equal to one-fortieth (1/40) of the Company's working capital (determined in accordance with GAAP) as of the Effective Time as evidenced on the balance sheet of the Company as of the Effective Time, such amount not to exceed the amount of each such Odell Payment. It is acknowledged that the number of Odell Payments to be made by LNI is contingent in nature in accordance with the terms of the Management Agreement. Pursuant to the terms of the Management Agreement, LNI may be relieved of any liability to make the final 12 regularly scheduled Odell Payments. In the event that LNI is not required to make the final 12 Odell Payments, then in such event, Contribution to Profit calculated in accordance with this Schedule II will be redetermined by recalculating the credit made against each Odell Payment by crediting against each Odell Payment theretofore made an amount equal to one-twenty-eighth (1/28) of the Company's working capital (determined in accordance with GAAP) as of the Effective Time. For example, if the working capital of the Company as of the Effective Time is $400,000, then, for purposes of determining Contribution to Profit, there shall be a credit of $10,000 made against each regularly scheduled Odell Payment. Thereafter, in the event that LNIis not required to make the final 12 Odell Payments, the credit referred to in the immediately preceding sentence (based upon working capital of the Company as of the Effective Time of $400,000) will be recalculated, therefore resulting in a credit in the amount of $14,286 against each Odell Payment theretofore made and Contribution to Profit will be recalculated accordingly . Further, in preparing the balance sheet of the Company as of the Effective Time, any indebtedness owing from the Company to Parent will be classified in full as a current liability of the Company. In order to facilitate the foregoing adjustment, within sixty (60) days after the Closing, Parent shall cause a balance sheet of the Company as of the close of business on the date on which the Effective Time occurs to be prepared by Parent in accordance with GAAP.

Contribution to Profit shall be determined by the internal accounting staff of Parent and delivered to the Shareholders together with a detailed calculation thereof (the "Contribution to Profit Determination Notice") within ninety (90) days of the end of each fiscal year beginning and ending after the Effective Time and before the Fourth Anniversary. The Shareholders, acting through the holders of a majority in interest of the Exchange Shares, may dispute the determination of Contribution to Profit by delivering a written notice of such dispute containing the Shareholders' calculation of Contribution to Profit (the "Dispute Notice") to Parent within ten (10) days of their receipt of the Contribution to Profit Determination Notice. If the dispute cannot be resolved between the parties within thirty (30) days after delivery of the Dispute
Notice, the disputed issues that are the subject of such dispute shall be submitted to a single arbitrator in Columbus, Ohio, selected by the parties or, if the parties cannot agree on an arbitrator, by the American Arbitration Association. The arbitration will be conducted in accordance with the rules of the American Arbitration Association and the final decision of the arbitrator will be final and binding on all the parties. If the arbitrator's final calculation of Contribution to Profit results in an amount which is (i) greater than the Contribution to Profit as calculated by Parent (such excess amount referred to as the "Increase in Contribution to Profit") and the Increase in Contribution to Profit is greater than fifty percent (50%) of the difference between the Contribution to Profit as calculated by the Shareholders and the Contribution to Profit as calculated by Parent (the "Amount in Dispute"), or
(ii) greater than the Contribution to Profit as calculated by the Shareholders, Parent will bear the fees and expenses of the arbitration (excluding the fees and expenses of counsel, accountants or other professionals retained by either party (such expenses to be borne by the party retaining such professionals)) (the "Arbitration Costs"). If the arbitrator's final calculation of the Contribution to Profit results in an amount which (i) results in an Increase in Contribution to Profit and the Increase in Contribution to Profit is fifty percent (50%) or less than the Amount in Dispute, or (ii) is less than the Contribution to Profit as calculated by Parent, the Shareholders will bear the Arbitration Costs.

                                  SCHEDULE III

                               TO MERGER AGREEMENT


                                     CURRENT
                                     SALARY

         Sandra Cloer                                        $60,000

         Claudette Cox                                       $60,000

         Janice Dawson                                       $60,000

         Kay Hall                                            $60,000

         Joy Lamb                                            $50,000

         Cindy Wolfe                                         $60,000